                                  SCHEDULE 14A
                                 (RULE 14A-101)
                     INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION

           PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                              EXCHANGE ACT OF 1934


Filed by Registrant   [X]

Filed by a Party other than the Registrant  [ ]

Check the appropriate box:

[ ] Preliminary Proxy Statement [ ] Confidential, for Use of the Commission Only
[X] Definitive Proxy Statement      (as permitted by Rule 14a-6(e)(2))
[ ] Definitive Additional Materials
[ ] Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                               QUIDEL CORPORATION
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                (Name of Registrant as Specified in Its Charter)

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    (Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of filing fee (Check the appropriate box):

|X| No fee required.
[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

        (1) Title of each class of securities to which transactions applies:

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        (2) Aggregate number of securities to which transactions applies:

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        (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11(set forth the amount on which the filing fee is calculated and state how it was determined):

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        (4) Proposed maximum aggregate value of transaction:

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        (5) Total fee paid:

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[ ] Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

        (1) Amount previously paid:

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        (2) Form, schedule or registration statement no.:

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        (3) Filing party:

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        (4) Date filed:

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
                               QUIDEL CORPORATION

                            ------------------------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                          TO BE HELD ON JULY 28, 1998

TO THE STOCKHOLDERS:

     NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of Quidel Corporation, a Delaware corporation (the "COMPANY"), will be held on Tuesday, July 28, 1998 at 10:00 a.m., at the Wyndham Garden Hotel located at 5975 Lusk Boulevard, San Diego, California 92121, for the following purposes:

          1. To elect seven directors to serve for the ensuing year and until their successors are elected.

          2. To consider and vote upon a proposal to approve an amendment to the Company's 1983 Employee Stock Purchase Plan (the " '83 Plan") to increase by 100,000 shares (subject to antidilution adjustments specified in the '83
     Plan) the total number of shares of the Company's Common Stock reserved for issuance under the '83 Plan.

          3. To consider and vote upon a proposal to approve an amendment to the Company's 1996 Non-Employee Directors Stock Option Plan (the " '96 Plan") to increase by 80,000 shares (subject to antidilution adjustments specified in the '96 Plan) the total number of shares of the Company's Common Stock reserved for issuance under the '96 Plan.

          4. To consider and vote upon a proposal to approve the adoption of the Quidel Corporation 1998 Stock Incentive Plan. The 1998 Stock Incentive Plan (the " '98 Plan") will authorize and reserve for issuance 3,000,000 shares of the Company's Common Stock (subject to antidilution adjustments specified in the '98 Plan) for issuance under the '98 Plan.

          5. To ratify the selection of Ernst & Young LLP as independent auditors for the Company for the fiscal year ending March 31, 1999.

          6. To transact such other business as may properly come before the meeting or any adjournments or postponements thereof.

     Only stockholders of record at the close of business on June 10, 1998 are entitled to receive notice of and to vote at the meeting and any adjournment thereof.

     ALL STOCKHOLDERS ARE CORDIALLY INVITED TO ATTEND THE MEETING. YOU ARE URGED TO SIGN, DATE AND OTHERWISE COMPLETE THE ENCLOSED PROXY CARD AND RETURN IT PROMPTLY IN THE ENCLOSED ENVELOPE WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING. IF YOU ATTEND THE MEETING AND WISH TO DO SO, YOU MAY VOTE YOUR SHARES IN PERSON EVEN IF YOU HAVE SIGNED AND RETURNED YOUR PROXY CARD.

                                          By Order of the Board of Directors,

                                          /s/ STEVEN C. BURKE
                                          ------------------------------------
                                          Steven C. Burke, Secretary

San Diego, California
July 8, 1998

                               QUIDEL CORPORATION
                              10165 MCKELLAR COURT
                          SAN DIEGO, CALIFORNIA 92121
                            ------------------------

                                PROXY STATEMENT
                            ------------------------

                         ANNUAL MEETING OF STOCKHOLDERS
                                 JULY 28, 1998

     This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of Quidel Corporation, a Delaware corporation (the "COMPANY"), for use at the Company's 1998 Annual Meeting of Stockholders to be held on July 28, 1998 (the "Meeting") and at any and all adjournments and postponements of the Meeting. This Proxy Statement and the accompanying form of proxy will be first mailed to stockholders on or about July 8, 1998.

     The cost of preparing, assembling and mailing the Notice of Annual Meeting of Stockholders, Proxy Statement and form of proxy and the solicitation of proxies will be paid by the Company. Proxies may be solicited in person or by telephone or facsimile by personnel of the Company who will not receive any additional compensation for such solicitations. The Company will pay brokers or other persons holding stock in their name or the names of their nominees for the expenses of forwarding soliciting material to their principals.

                                     VOTING

     The close of business on June 10, 1998 has been fixed as the record date (the "RECORD DATE") for the determination of stockholders entitled to notice of and to vote at the Meeting. On the Record Date, there were outstanding 23,767,616 shares of the Company's voting common stock (the "COMMON STOCK"). Each share of Common Stock is entitled to one vote on any matter that may be presented for consideration and action by the stockholders at the Meeting. The holders of a majority of the outstanding shares of Common Stock on the Record Date and entitled to be voted at the Meeting, present in person or by proxy, will constitute a quorum for the transaction of business at the Meeting and any adjournments and postponements thereof. Abstentions and broker non-votes are counted for the purpose of determining the presence or absence of a quorum for the transaction of business. Abstentions are counted in tabulations of the votes cast on proposals presented to stockholders, whereas broker non-votes are not counted for purposes of determining whether a proposal has been approved.

     Each proxy will be voted FOR (i) the seven nominees for election as directors named herein, (ii) approval of the proposed amendment to the Company's 1983 Employee Stock Purchase Plan to increase by 100,000 shares the total number of shares reserved for issuance thereunder, (iii) approval of the proposed amendment to the Company's 1996 Non-Employee Directors Stock Option Plan to increase by 80,000 shares the total number of shares reserved for issuance thereunder, (iv) approval of the proposed adoption of the Quidel Corporation 1998 Stock Incentive Plan, and (v) ratification of the selection of Ernst & Young LLP as the Company's independent auditors for the fiscal year ending March 31, 1999, unless the stockholder otherwise directs in his or her proxy. The seven nominees for director receiving the highest number of votes at the Meeting will be elected. Where the stockholder has appropriately directed how the proxy is to be voted, it will be voted according to the stockholder's directions. Any stockholder has the power to revoke his or her proxy at any time before it is voted at the Meeting by submitting a written notice of revocation to the Secretary of the Company or by filing a duly executed proxy bearing a later date. The proxy will not be voted if the stockholder who executed it is present at the Meeting and elects to vote the shares represented thereby in person.

                     INTEREST OF CERTAIN PERSONS IN MATTERS
                                TO BE ACTED UPON

     Andre de Bruin was appointed President and Chief Executive Officer by the Board of Directors on June 9, 1998. At that time the Board of Directors also approved the 1998 Stock Incentive Plan, subject to stockholder approval at the 1998 Annual Meeting of Stockholders. The terms of the offer made to Mr. de Bruin include a grant of options to purchase up to 1,428,420 shares of the Common Stock of the Company under the 1998 Stock Incentive Plan -- if the 1998 Stock Incentive Plan is approved by the stockholders at the 1998 Annual Meeting. If stockholder approval is received, Mr. de Bruin's existing 300,000 options will be canceled and terminated. If the 1998 Stock Incentive Plan is approved, 25,000 of Mr. de Bruin's options vest immediately, 927,280 options will vest ratably over four years at a rate of 6.25% per quarter (i.e. 57,955 shares per quarter) and the remaining 476,140 options will vest after four years, or earlier, upon the Company's attainment of certain performance milestones to be agreed upon by the Board of Directors and Mr. de Bruin on or before July 28, 1998. The first 30,769 stock options to vest in any calendar year, until all of the 927,280 options are vested, will be Incentive Stock Options. The remaining options that vest in a calendar year will be non-qualified options.

     If the 1998 Stock Incentive Plan is approved and the price of the Common Stock on the Annual Meeting Date is greater than $3.25 per share, accounting rules require that a non-cash expense be recorded and amortized over the applicable vesting term in a total amount equal to the per share price increase times the number of optioned shares. No such expense will be recorded if the Common Stock price at the date of the 1998 Annual Shareholders Meeting is at or below $3.25 per share.

                SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

     The following table sets forth certain information as of the Record Date with respect to those known by the Company to be the beneficial owners of more than five percent (5%) of the Company's Common Stock, and certain additional information. On the Record Date, there were 23,767,616 shares of Common Stock outstanding.

                                                          SHARES BENEFICIALLY
                                                                OWNED(1)
                                                        ------------------------
               NAME OF BENEFICIAL OWNER                  NUMBER      PERCENT(2)
               ------------------------                 ---------    -----------
Morgan Investment Corporation.........................  1,658,254       6.98%
Larry N. Feinberg.....................................  2,132,100       8.97%

---------------
(1) Represents sole voting and investment power unless otherwise indicated.

(2) The percentage ownership for each stockholder is calculated by assuming the exercise or conversion of all warrants, rights and convertible securities held by such holder and the nonexercise and nonconversion of all other outstanding warrants, rights and convertible securities.

     All information with respect to beneficial ownership of the shares referred to above and under "Security Ownership of Management" below is based on filings made by the respective beneficial owners with the Securities and Exchange Commission (the "Commission") or information provided to the Company by such beneficial owners.

                        SECURITY OWNERSHIP OF MANAGEMENT

     The following table sets forth the number of shares of the Company's Common Stock beneficially owned as of the Record Date by each of the present directors and nominees for director of the Company, each executive officer of the Company named in the Summary Compensation Table herein and by all directors and executive officers of the Company as a group:

                                                          SHARES BENEFICIALLY
                                                               OWNED(1)
                                                        -----------------------
               NAME OF BENEFICIAL OWNER                  NUMBER      PERCENT(2)
               ------------------------                 ---------    ----------
DIRECTORS
Thomas A. Glaze(3)....................................    263,940       1.11%
John D. Diekman, Ph.D.(4).............................     74,427          *
Richard C. E. Morgan(5)...............................    904,747       3.80%
Mary Lake Polan, M.D., Ph.D.(6).......................     42,900          *
Faye Wattleton(7).....................................     37,000          *
Margaret G. McGlynn, R.Ph.(8).........................     25,000          *
Andre de Bruin(9).....................................     51,500          *
NAMED EXECUTIVE OFFICERS
Steven T. Frankel(10).................................    232,151          *
Lauren G. Otsuki(11)..................................    102,634          *
Allan D. Pronovost....................................         --         --
Steven C. Burke(12)...................................    133,250          *
John D. Tamerius(13)..................................     72,121          *
Robin G. Weiner(14)...................................     43,348          *
All directors and executive officers as a group (13
  persons)(15)........................................  1,983,018       8.09%

---------------
  *  Less than one percent

 (l) Except for voting powers held jointly with a person's spouse, represents sole voting and investment power unless otherwise indicated.

 (2) The percentage ownership for each stockholder is calculated by assuming the exercise or conversion of all warrants, options exercisable within 60 days of the Record Date and convertible securities held by such holder, and the nonexercise and nonconversion of all other outstanding warrants, options and convertible securities.

 (3) Includes 36,000 shares of Common Stock issuable upon exercise of options that are exercisable on or within 60 days after the Record Date.

 (4) Includes 61,000 shares of Common Stock issuable upon exercise of options that are exercisable on or within 60 days after the Record Date.

 (5) Includes 824,747 outstanding shares of Common Stock held by Amphion Partners LLC (formerly Wolfensohn Partners L.P). Mr. Morgan may be deemed to have voting and investment power as to all of the shares held by Amphion Partners LLC because of his position as general partner of the sole general partner of Amphion Partnes LLC. Mr. Morgan disclaims beneficial ownership as to all such shares. Also includes 40,000 shares of Common Stock issuable to Mr. Morgan upon exercise of options that are exercisable on or within 60 days after the Record Date.

 (6) Includes 42,000 shares of Common Stock issuable upon exercise of options that are exercisable on or within 60 days after the Record Date.

 (7) Includes 37,000 shares of Common Stock issuable upon exercise of options that are exercisable on or within 60 days after the Record Date.

 (8) Includes 20,000 shares of Common Stock issuable upon exercise of options that are exercisable on or within 60 days after the Record Date.

 (9) Includes 50,000 shares of Common Stock issuable upon exercise of options that are exercisable on or within 60 days after the Record Date. Mr. de Bruin previously served as a part-time employee of the Company. In consideration for his services, Mr. de Bruin received an annual base salary of $75,000 plus an additional $1,500 per day for each day of service in excess of one day per week. In addition, on June 23, 1997, Mr. de Bruin received a nonstatutory stock option to purchase up to 300,000 shares of the Company's Common Stock, at an exercise price equal to 100% of the fair market value on the date of grant. The option vested cumulatively as to 100,000 shares at the rate of 6.25% for each full calendar quarter following the date of grant. The option would vest as to the remaining 200,000 shares on the fifth anniversary of the date of grant, unless the price per share of the Company's Common Stock equals or exceeds one or more targets identified in Mr. de Bruin's option agreement over any rolling 90-day period, in which case increments of the remaining 200,000 shares will vest on an accelerated basis. Mr. de Bruin's part-time employment ended as of June 9, 1998 when he was appointed President and Chief Executive Officer. At that time the Board of Directors also approved the 1998 Stock Incentive Plan, subject to stockholder approval at the 1998 Annual Meeting of Stockholders. The terms of the offer made to Mr. de Bruin include a grant of options to purchase up to 1,428,420 shares of the Common Stock of the Company under the 1998 Stock Incentive Plan -- if the 1998 Stock Incentive Plan is approved by the stockholders at the 1998 Annual Meeting. If stockholder approval is received, Mr. de Bruin's existing 300,000 options will be canceled and terminated. If the 1998 Stock Incentive Plan is approved, 25,000 of Mr. de Bruin's options vest immediately, 927,280 options will vest ratably over four years at a rate of 6.25% per quarter (i.e. 57,955 shares per quarter) and the remaining 476,140 options will vest after four years, or earlier, upon the Company's attainment of certain performance milestones to be agreed upon by the Board of Directors and Mr. de Bruin on or before July 28, 1998. The first 30,769 stock options to vest in any calendar year, until all of the 927,280 options are vested, will be Incentive Stock Options. The remaining options that vest in a calendar year will be non-qualified options.

(10) Includes 200,000 shares of Common Stock issuable upon exercise of options that are exercisable on or within 60 days after the Record Date.

(11) Includes 81,080 shares of Common Stock issuable upon exercise of options that are exercisable on or within 60 days after the Record Date.

(12) Includes 81,760 shares of Common Stock issuable upon exercise of options that are exercisable on or within 60 days after the Record Date.

(13) Includes 58,740 shares of Common Stock issuable upon exercise of options that are exercisable on or within 60 days after the Record Date.

(14) Includes 27,390 shares of Common Stock issuable upon exercise of options that are exercisable on or within 60 days after the Record Date.

(15) All directors and Named Executive Officers as a group, including 734,970 shares of Common Stock issuable upon exercise of options that are exercisable on or within 60 days after the Record Date.

                             ELECTION OF DIRECTORS

NOMINEES FOR ELECTION

     The Company's directors are to be elected at each annual meeting of stockholders. At the Meeting, seven directors will be elected to serve until the next annual meeting of stockholders and until their successors are elected and qualified. The nominees receiving the greatest number of votes at the Meeting up to seven directors will be elected.

     The nominees for election as directors at the Meeting set forth in the table below are all incumbent directors. Steven T. Frankel resigned from the Board of Directors on March 2, 1998 and Roger F. Greaves and Rockell N. Hankin each resigned from the Board of Directors on June 9, 1998. Those positions were not replaced. The Board of Directors currently intends to appoint Richard C. E. Morgan to continue as the Chairman of the Board provided that he is reelected. In addition, the Board of Directors currently intends to appoint Andre de Bruin to serve as Vice Chairman of the Board provided that he is elected. Each of the nominees has consented to serve as a director if elected. Unless authority to vote for any director nominee is withheld in a proxy, it is intended that each proxy will be voted FOR such nominee. In the event that any of the nominees for director should before the Meeting become unable to serve if elected, it is intended that shares represented by proxies that are executed and returned will be voted for such substitute nominees as may be recommended by the Company's existing Board of Directors, unless other directions are given in the proxies. To the best of the Company's knowledge, all nominees will be available to serve.

                                                                               DIRECTOR SINCE
      NAME OF NOMINEE         AGE             PRINCIPAL OCCUPATION             (FISCAL YEAR)
      ---------------         ---             --------------------             --------------
Richard C. E. Morgan........  53     Managing Partner, Amphion Capital              1991
                                     Management L.L.C.
Thomas A. Glaze.............  51     President and Chief Executive Officer,         1979
                                     Metabolex, Inc.
John D. Diekman, Ph.D. .....  55     Chairman of the Board, Affymetrix Inc.         1988
Mary Lake Polan, M.D.,        54     Professor and Chairman, Department of          1993
  Ph.D. ....................         Gynecology and Obstetrics, Stanford
                                     University School of Medicine
Faye Wattleton..............  54     President, Center for Gender Equality          1994
Margaret G. McGlynn,          38     Senior Vice President, Health &                1996
  R.Ph. ....................         Utilization Management, Merck-Medco
                                     Managed Care, L.L.C.
Andre de Bruin..............  51     Vice Chairman, President and Chief             1998
                                     Executive Officer

     RICHARD C. E. MORGAN has been a director of the Company since May 1990. Since January 1998, Mr. Morgan has been Managing Member of Amphion Capital Management LLC, a private equity and venture capital firm. Between January 1996 and January 1998 Mr. Morgan was a partner of Jackson Hole Management Company, Inc., the successor company to the asset management division of James D. Wolfensohn, Inc. Since 1986, he has been a Managing Member of Amphion Partners LLC (formerly Wolfensohn Partners L.P.), a venture capital partnership which is the general partner of Amphion Ventures L.P. (formerly Wolfensohn Associates L.P.). From 1984 to 1986, he served as an executive of James D. Wolfensohn, Inc., and from 1977 to 1984 he served as General Manager of The Schroder Strategy Group and a Managing Director of J. Henry Schroder Wagg & Co. Ltd. (London). Mr. Morgan is currently Chairman and director of AXCESS Inc., a publicly traded, digital security systems company, and a director of: Celgene Corporation, a publicly traded biotechnology company; SEQUUS Pharmaceuticals, Inc., a publicly traded biotechnology company; ChromaVision Medical Systems, Inc., a publicly traded medical diagnostics company; Indigo N.V., a publicly traded digital printing systems company; and Project ORBIS International, Inc., a non-profit organization dedicated to fighting blindness worldwide.

     THOMAS A. GLAZE, a co-founder of the Company, has been a director since April 1979 and was appointed Chairman of the Board in December 1980, a position he held until April 1992. Mr. Glaze served as President of Monoclonal Antibodies, Inc., the predecessor of the Company, from April 1979 to April 1988 and Chief Executive Officer from April 1988 to January 1991. Mr. Glaze is currently President and Chief Executive Officer of Metabolex, Inc., a pharmaceutical development company, and a director of Fluitek Corporation, a distributor of industrial fluid filter elements.

     JOHN D. DIEKMAN, Ph.D. was President and Chief Operating Officer of the Company from April 1988 until 1991. He has been a director since 1988. From 1986 to 1988, he served as President of Salutar Inc., a biotechnology company. From 1970 to 1986, he was employed with Zoecon Corporation, a biotechnology and agrichemical company, in a variety of positions, including President and Chief Executive Officer. Dr. Diekman is currently a director of Affymax N.V., a pharmaceutical company, and Chairman of Affymetrix Inc., a diagnostic and genomics company. He also serves as a director of Metabolex, Inc., a pharmaceutical development company, Pharmanex, an herbal drug company, Hilltop Laboratories, a site management organization, and is a Managing Director in Bay City Capital, a merchant bank.

     MARY LAKE POLAN, M.D., Ph.D. has served as the Chairman of the Department of Gynecology and Obstetrics at Stanford University School of Medicine since 1990. She received her Bachelors' Degree from Connecticut College, followed by a Ph.D. in Molecular Biophysics and Biochemistry, and an M.D. from Yale University School of Medicine. She remained at Yale New Haven Hospital for her residency in Obstetrics and Gynecology, followed by a Reproductive Endocrine Fellowship. She was on the faculty at Yale University until 1990, when she joined Stanford University. She is a practicing clinical Reproductive Endocrinologist with a research interest in ovarian function and granulosa cell steroidogenesis. More recently, her interests have been in the interaction between the immune and endocrine systems and the role of monokines in reproductive events. Dr. Polan also serves on the Medical Advisory Board of Vivus, Inc., and on the Board of Directors of Metra Biosystems, Mountain View, California, as well as American Home Products of Madison, New Jersey.

     FAYE WATTLETON brings to the Board of Directors over 25 years of experience as a leader and administrator in the fields of women's health and reproductive rights. She is past president of the Planned Parenthood Federation of America, at the time of her departure the seventh largest national charity. She was inducted into the National Women's Hall of Fame in 1993. Ms. Wattleton received her Bachelors' of Science Degree from Ohio State University and her Masters of Science Degree from Columbia University School of Nursing, and is the holder of 13 honorary doctorates. She presently serves on the Boards of Directors of Estee Lauder Companies, Empire Blue Cross and Blue Shield, Biotechnology General, and The Henry Kaiser Family Foundation.

     MARGARET G. MCGLYNN, R.Ph. serves as the Senior Vice President of Health & Utilization Management at Merck-Medco Managed Care, where she is responsible for developing health and utilization management programs for 50 million Americans covered by Merck-Medco's prescription benefit plans. Prior to joining Merck-Medco in 1994, Ms. McGlynn held several positions at Merck in the U.S. pharmaceutical division, including sales, marketing, business development and managed care marketing. Ms. McGlynn also serves on the Board of the American Red Cross, Bergen Crossroads Chapter.

     ANDRE DE BRUIN was appointed President and Chief Executive Officer of the Company on June 9, 1998. Since June 23, 1997, Mr. de Bruin has been Vice Chairman of the Board and a part-time employee of the Company. Mr. de Bruin was appointed President and Chief Executive Officer of Somatogen, Inc. in July 1994, and was elected as Chairman in January 1996. Somatogen was acquired by Baxter International, Inc. in May 1998, at which time Mr. de Bruin resigned his positions at Somatogen. Immediately prior to joining Somatogen, he was Chairman, President and Chief Executive Officer of Boehringer Mannheim Corporation, Indianapolis, Indiana, a U.S. subsidiary of Corange Ltd., a private, global health care corporation with sales exceeding $3 billion. He held that position since 1989. Mr. de Bruin serves on the Board of Directors of Diametrics Medical, Inc., a public company that manufactures and markets proprietary critical care blood and tissue analysis systems, and Metabolex, Inc., a privately held company founded to develop therapeutics for diabetes and related metabolic diseases. He has been involved in the global health care industry for more than 27 years in pharmaceuticals, devices and diagnostics.

MEETINGS AND COMMITTEES

     The Board of Directors of the Company held a total of ten meetings, four quarterly and six telephonic, during the fiscal year ended March 31, 1998 ("FISCAL 1998").

     During fiscal 1998, the Executive Committee of the Board of Directors consisted of directors de Bruin, Frankel, Greaves, Hankin and Morgan. The Executive Committee met four times during fiscal 1998.

     During fiscal 1998, the Audit Committee of the Board of Directors consisted of directors Greaves, Hankin and Wattleton. The purpose of the Audit Committee is to recommend engagement of the Company's independent auditors and to approve the services performed by such auditors. In addition, the Committee reviews and evaluates the Company's accounting principles and its system of internal accounting controls. The Audit Committee met one time in fiscal 1998.

     During fiscal 1998, the Compensation Committee of the Board of Directors consisted of directors Greaves, Hankin, Polan and Wattleton. The Compensation Committee presently consists of directors Morgan, Polan and McGlynn. The Compensation Committee is authorized to review and approve the Company's compensation policies. The Compensation Committee met two times during fiscal 1998. The report of the Compensation Committee begins at page 15.

     All directors attended more than 75% of the aggregate of all meetings of the Board of Directors and the committees, if any, upon which such directors served.

DIRECTOR COMPENSATION

     Directors who are not employees of the Company receive an annual retainer of $12,000, with the exception of the Chairman of the Board who receives an annual retainer of $18,000. In addition, non-employee directors receive a meeting fee of $1,500 per meeting. The chairman of each committee of the Board of Directors also receives an annual retainer of $1,000.

     Under the Company's 1996 Non-Employee Directors Plan (the "DIRECTOR PLAN"), each non-employee director of the Company is automatically granted a one-time option to purchase 40,000 shares of the Company's Common Stock (subject to a four-year quarterly vesting schedule). All such options are granted at exercise prices equal to 100% of the fair market value on the date of grant. As of March 31, 1998, options to purchase 320,000 shares of the Company's Common Stock under the Director Plan were outstanding.

     Ms. Wattleton is currently serving as a consultant to the Company. She received a total of $10,000 for consulting services rendered during fiscal 1998.

     Mr. de Bruin previously served as a part-time employee of the Company until June 9, 1998, when he was appointed President and Chief Executive Officer of the Company by the Board of Directors. See "Interest of Certain Persons in Matters to Be Acted Upon" above, Note 9 to "Securities Ownership of Certain Beneficial Owners," and Note 2 to "Executive Compensation."

NOTICE REQUIREMENTS APPLICABLE TO STOCKHOLDER NOMINATIONS

     The Bylaws of the Company provide that any stockholder entitled to vote for the election of directors at a meeting may nominate persons for election as directors only if timely written notice of such stockholder's intent to make such nomination is given, either by personal delivery or United States mail, postage prepaid, to the Secretary, Quidel Corporation, 10165 McKellar Court, San Diego, California 92121. To be timely, a stockholder's notice must be delivered to, or mailed and received at, the address provided above, not less than 60 days nor more than 90 days prior to the scheduled annual meeting; provided, however, that if less than 60 days' notice or prior public disclosure of the date of the scheduled annual meeting is given or made, notice by the stockholder, to be timely, must be so received not later than the close of business on the 10th day following the day on which such notice of the date of the scheduled annual meeting was mailed or the day on which such public disclosure was made. A stockholder's notice to the Secretary must set forth: (a) as to each person whom the stockholder proposes to nominate for election or re-election as a director,
(i) the name, age, business address and residence address of the person, (ii) the principal occupation or employment of the person, (iii) the class and number of shares of capital stock of the Company beneficially owned by the person, and
(iv) any other information relating to the person that is required to be disclosed in solicitations for proxies for election of directors pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended (the "EXCHANGE ACT"); and (b) as to the stockholder giving the notice (i) the name and address, as they appear on the Company's books, of such stockholder, and
(ii) the class and number of shares of the Company's stock that are beneficially owned by such stockholder on the date of such stockholder notice.

                  EXECUTIVE COMPENSATION AND OTHER INFORMATION

EXECUTIVE COMPENSATION

     The following table sets forth the cash compensation paid or accrued by the Company to its present and former Chief Executive Officers, the other four most highly compensated executive officers of the Company for each of the fiscal years in the three-year period ended March 31, 1998, and of one officer who would have been one of the most highly compensated officers but for the fact that he was not serving as an officer at the end of the fiscal year.

                                                                        COMPENSATION AWARDS
                                               ANNUAL COMPENSATION   -------------------------
                                               -------------------                 ALL OTHER
     NAME AND PRINCIPAL POSITIONS       YEAR   SALARY(1)    BONUS    OPTIONS(#)   COMPENSATION
     ----------------------------       ----   ---------   -------   ----------   ------------
Andre de Bruin(2).....................  1998   $ 66,923         --    300,000             (2)
  President and Chief                   1997         --         --         --             --
  Executive Officer                     1996         --         --         --             --
Steven T. Frankel(3)..................  1998   $272,092    $83,000    150,000             --
  former President and                  1997    256,986         --     75,000             --
  Chief Executive Officer               1996    234,596         --     75,000             --
Lauren G. Otsuki......................  1998   $176,349     26,452     25,000             --
  Vice President and Business           1997    166,777         --     40,000             --
  Manager International                 1996    140,298         --     25,000             --
Allan D. Pronovost(4).................  1998   $101,493         --     25,000       $249,749
  former Vice President --              1997    160,371         --     25,000             --
  Research & Development                1996    134,818         --     25,000             --
Steven C. Burke.......................  1998   $158,212     23,732     25,000             --
  Vice President -- Finance             1997    149,532         --     25,000             --
  and Administration                    1996    139,552         --     25,000             --
  Chief Financial Officer
John D. Tamerius......................  1998   $144,104     21,615     25,000             --
  Vice President -- Clinical            1997    136,731         --     25,000             --
  Laboratory Business                   1996    126,555         --     25,000             --
Robin G. Weiner.......................  1998   $135,309     20,296     25,000             --
  Vice President --Clinical             1997    121,686         --     25,000             --
  Development and Regulatory Affairs    1996    100,864         --     15,000             --

---------------
(1) The amounts shown include cash compensation earned and received by executive officers as well as amounts earned but deferred by executive officers pursuant to the Company's 401(k) Plan. The Company did not make any contributions to executive officers' accounts under the 401(k) Plan for the periods indicated.

(2) Mr. de Bruin served as a part-time employee of the Company in fiscal 1998. Pursuant to the terms of his employment agreement Mr. de Bruin was compensated at a rate equivalent to $75,000 per year plus an additional $1,500 per day for each day of service in excess of one week and received, on June 23, 1997, 300,000 options to purchase the common stock of the Company vesting ratably over four years at the rate of 6.25% per quarter. At the meeting of the Board of Directors on June 9, 1998 in which the Board voted to appoint Mr. de Bruin President and Chief Executive Officer, the Board also approved the establishment of the 1998 Stock Incentive Plan. Pursuant to the terms of the offer made to Mr. de Bruin, he is employed at will, with an annual salary of $370,000 beginning on July 6, 1998. Mr. de Bruin will receive the benefits offered to all of the executive officers of the Company. In addition to those benefits, the Company agreed to (1) pay the costs of Mr. de Bruin's relocation to the San Diego area, including temporary living costs (2) pay up to $100,000 if Mr. de Bruin's Colorado house cannot be sold for the list price, (3) reimburse Mr. de Bruin, until the earlier of the home sale or July 6, 2000, for all mortgage interest, property taxes, reasonable property maintenance costs and reasonable selling and closing costs associated with the sale of the Colorado residence, and
    (4) provide an unsecured bridge loan of up to $400,000 in principal amount to enable Mr. de Bruin to purchase a residence in San Diego. All principal and interest on the bridge loan shall be immediately due and payable on the earlier sale of de Bruin's

    Colorado residence or July 6, 2000. To the extent that any of the relocation assistance will be deemed taxable income to de Bruin, the Company has agreed to "gross-up" the taxable amounts based on the applicable federal and state tax rates. See "Interest of Certain Persons in Matters to Be Acted Upon" above and Note 9 to "Security Ownership of Management."

(3) Mr. Frankel resigned from his positions as President and Chief Executive Officer as of March 2, 1998. Pursuant to the terms of that certain Employment Agreement dated March 3, 1998, Mr. Frankel is available to provide services to the Company until December 31, 1998.

(4) Includes $124,749 in ordinary income from exercise of nonqualified stock options and a $125,000 consulting fee, paid in fiscal 1998, for the twelve-month period which commenced October 1, 1997.

OPTION GRANTS IN FISCAL 1998

     The following table sets forth information concerning options granted to each of the Named Executive Officers during fiscal 1998:

                                           INDIVIDUAL GRANTS
                            -----------------------------------------------
                                       % OF TOTAL                              POTENTIAL REALIZABLE VALUE AT
                                        OPTIONS                                   ASSUMED ANNUAL RATES OF
                                       GRANTED TO    EXERCISE                   STOCK PRICE APPRECIATION FOR
                            OPTIONS    EMPLOYEES     OR BASE                           OPTION TERM(2)
                            GRANTED    IN FISCAL      PRICE      EXPIRATION    ------------------------------
           NAME             (#)(1)        1998        ($/SH)        DATE            5%              10%
           ----             -------    ----------    --------    ----------    ------------    --------------
Andre de Bruin(3).........  300,000       11.6%       $3.719     6/23/2007       $289,281        $1,121,463
Steven T. Frankel(1)......  150,000        5.8%        2.875     4/29/2007        271,211           687,301
Lauren G. Otsuki(1).......   25,000        1.0%        2.875     4/29/2007         45,202           114,550
Allan D. Pronovost(4).....   25,000        1.0%        2.875     4/29/2007         45,202           114,550
Steven C. Burke(1)........   25,000        1.0%        2.875     4/29/2007         45,202           114,550
John D. Tamerius(1).......   25,000        1.0%        2.875     4/29/2007         45,202           114,550
Robin G. Weiner(1)........   25,000        1.0%        2.875     4/29/2007         45,202           114,550

---------------
(1) Options disclosed above were granted pursuant to the Company's 1990 Employee Stock Option Plan (the "1990 EMPLOYEE PLAN") on April 29, 1997. All options disclosed above become fully exercisable on April 29, 2002. The exercise price of the above options is equal to the fair market value of the Common Stock on the date of the grant.

(2) The assumed annual rates of appreciation of five and ten percent would result in the price per share of the Company's stock increasing to $4.68 and $7.46, respectively.

(3) See "Interest of Certain Persons in Matters to Be Acted Upon" and Note 9 to "Security Ownership of Management."

(4) Mr. Pronovost's options fully vested on August 6, 1997.

AGGREGATED OPTION EXERCISES IN FISCAL 1998 AND FISCAL YEAR END HOLDINGS AND
VALUES

     The following table sets forth information for the Named Executive Officers regarding the exercise of stock options in fiscal 1998 and unexercised options held at the end of fiscal 1998.

                                                             NUMBER OF SECURITIES          VALUE OF UNEXERCISED
                                SHARES                      UNDERLYING UNEXERCISED         IN-THE-MONEY OPTIONS
                               ACQUIRED                       OPTIONS AT 3/31/98             AT 3/31/98(1)($)
                                  ON           VALUE      ---------------------------   ---------------------------
            NAME              EXERCISE(#)   REALIZED($)   EXERCISABLE   UNEXERCISABLE   EXERCISABLE   UNEXERCISABLE
            ----              -----------   -----------   -----------   -------------   -----------   -------------
Andre de Bruin(2)...........        --             --        18,750        200,000             --             --
Steven T. Frankel...........        --             --       150,000        350,000             --        $23,400
Lauren G. Otsuki............     7,285       $ 19,135        72,804        105,000        $15,539          3,900
Allan D. Pronovost..........    90,000        124,749            --             --             --             --
Steven C. Burke.............        --             --        66,760         90,000             --          3,900
John D. Tamerius............    28,019        112,917        47,102         90,000          7,770          3,900
Robin G. Weiner.............     4,483         10,360        22,140         59,000             --          3,900

---------------
(1) Based on March 31, 1998 closing market price of $3.031.

(2) See "Interest of Certain Persons in Matters to Be Acted Upon" and Note 9 to "Security Ownership of Management."

     1983 EMPLOYEE STOCK PURCHASE PLAN

     General. The Company's 1983 Employee Stock Purchase Plan (the "PURCHASE PLAN"), which was adopted by the Board of Directors in March 1983 and approved by the stockholders in August 1983, provides employees of the Company with the opportunity to purchase shares of Common Stock through payroll deductions. A total of 500,000 shares of Common Stock have been reserved for issuance under the Purchase Plan, including 50,000 shares added to the Purchase Plan by the Board of Directors in May 1989 and approved by the stockholders in August 1989; 100,000 shares added to the Purchase Plan by the Board of Directors in June 1991 and approved by the stockholders in August 1991; 100,000 shares added to the Purchase Plan by the Board of Directors in April 1994 and approved by the stockholders in July 1994; 100,000 shares added to the Purchase Plan by the Board of Directors in May 1995 and approved by the stockholders in July 1995; and 100,000 shares added to the Purchase Plan by the Board of Directors in April 1996 and approved by the stockholders in July 1996. As of March 31, 1998, the Company has granted options to purchase 412,753 shares of Common Stock under the Purchase Plan, none of which have expired without exercise. Accordingly, as of March 31, 1998, a total of 87,247 shares of Common Stock remain available for issuance under the Purchase Plan.

     In June 1998, the Board of Directors approved an amendment to the Purchase Plan to add 100,000 shares, subject to stockholder approval. At the Meeting, the stockholders will be asked to approve the amendment to the Purchase Plan to increase the number of shares reserved for issuance thereunder from 500,000 to 600,000.

     Administration. The Purchase Plan is administered by the Compensation Committee. The Purchase Plan, and the right of participants to make purchases thereunder, is intended to qualify under the provisions of Sections 421 and 423 of the Internal Revenue Code of 1986, as amended (the "CODE").

     Eligibility and Participation. Any person who is customarily employed for at least 20 hours per week and more than five months per calendar year by the Company on or before the beginning of the applicable offering period is eligible to participate in the offering under the Purchase Plan, provided that such person is employed by the Company on the commencement date of the offering period and subject to certain limitations imposed by Section 423(b) of the Code and limitations on stock ownership as defined in the Purchase Plan. There are approximately 226 employees currently eligible to participate in the Purchase Plan.

     Participation by Executive Officers and Other Employees. Participation in the Purchase Plan is voluntary and is dependent on each eligible employee's election to participate and his or her determination as to the level of payroll deductions. Accordingly, future purchases by executive officers and other employees under the Purchase Plan are not determinable.

     Offering Dates. The Purchase Plan is implemented by accumulating payroll deductions of participating employees during a six-month offering period, offering periods thereunder to commence February 15 and August 15 of each year. The Board of Directors has the power to alter the duration of the offering periods without stockholder approval, if such change is announced at least 15 days prior to the scheduled beginning of the first offering period to be affected.

     Purchase Price. The purchase price per share at which shares are sold in an offering under the Purchase Plan is the lower of 85% of the fair market value of a share of Common Stock on the date of commencement of the six-month offering period (the "ENTRY PRICE"), or 85% of the fair market value of a share of Common Stock on the last day of the offering period (the "EXIT PRICE").

     Payment of Purchase Price; Payroll Deductions. The purchase price of the shares is accumulated by payroll deductions over the offering period. The deductions may not exceed 10% of a participant's compensation. A participant may discontinue his or her participation in the Purchase Plan, and may decrease, but not increase, the rate of payroll deductions at any time during an offering period.

     Purchase of Stock; Exercise of Option. By executing a subscription agreement to participate in the Purchase Plan, the employee is entitled to have shares placed under option, which are exercisable on the last day of the offering period. The maximum number of shares placed under option to a participant in an offering period is that number determined by dividing the amount accumulated in such participant's account during such offering period at the end of the offering period by the lower of the Entry Price or the Exit Price, subject to a maximum of 5,000 shares. Unless the employee's participation is discontinued prior to such purchase date, his or her option for the purchase of the shares will be exercised automatically at the end of the offering period at the applicable price.

     Amendment and Termination. The Board of Directors may at any time terminate or amend the Purchase Plan. No such termination will affect options previously granted, nor may any amendment make any change in any option previously granted which adversely affects the rights of any participant, nor may any amendment be made without prior stockholder approval if such amendment would (i) increase the number of shares that may be issued under the Purchase Plan, (ii) permit payroll deductions at a rate in excess of 10% of compensation, (iii) modify employee eligibility for participation requirements, or (iv) materially increase benefits which may accrue to participants under the Purchase Plan.

     Withdrawal; Termination of Employment. A participant's interest in a given offering period may be terminated in whole, but not in part, by signing and delivering to the Company a notice of withdrawal from the Purchase Plan. Such withdrawal may be elected at any time prior to the end of the applicable six-month offering period. A participant's withdrawal from one offering period does not have any effect upon such participant's eligibility to participate in subsequent offerings. Upon withdrawal from an offering period, all payroll deductions which have been credited to the participant's account prior to the notice of withdrawal will be returned to the participant without interest.

     Termination of a participant's employment for any reason, including retirement or death, or the failure of the participant to remain in the continuous employ of the Company for at least 20 hours per week during the applicable offering period, cancels the participant's participation in the Purchase Plan. In such event, the payroll deductions credited to the participant's account will be returned to such participant or to his or her beneficiaries without interest.

     Certain Federal Income Tax Consequences. The following summary of certain federal income tax consequences of the purchase of share of Common Stock under the Purchase Plan is based on the laws and regulations in effect as of the date of this Proxy Statement and does not purport to be a complete statement of the law in this area. Furthermore, the discussion below does not address the tax consequences under state and/or local tax laws, and such tax laws may not correspond to the federal tax treatment described herein.

     The Purchase Plan is intended to qualify as an employee stock purchase plan under Section 423 of the Code. If certain employment requirements are satisfied, an employee who is granted a right, or "option," to purchase stock under a plan meeting the requirements of Code Section 423 will not be subject to federal income tax, and the Company will not be entitled to any deduction on either the grant or the exercise of such right.

     If the employee makes no disposition of the stock acquired pursuant to the exercise of such right within two years after the date of the grant of such stock purchase right (generally, the commencement date of the six-month offering period, hereinafter referred to as the "OFFERING DATE") or within one year after the transfer of the stock to the employee pursuant to the exercise of such right, any gain or loss on the subsequent disposition of the stock generally will be treated as capital gain or loss, except to the extent that the employee's purchase price was less than 100% of the fair market value of the stock on the Offering Date, and no deduction will be available to the Company at the time of such disposition. If the employee's purchase price for the stock was less than 100% of the fair market value of the stock on the Offering Date, the employee will be required to include in his or her gross income as ordinary income for the year of the disposition (or, if earlier, at the time of his or her death) an amount equal to the lesser of (i) the excess of the fair market value of the stock on the Offering Date over the purchase price that the employee would have been required to pay if the purchase price had been determined as of the Offering Date, or (ii) the excess of the fair market value of the stock at the time of the disposition or death over the amount paid for the stock. No deduction will be available to the Company with respect to any such ordinary income recognized by the employee.

     Any sale or other disposition of stock acquired under a right granted under the Purchase Plan at any time within (i) two years after the Offering Date or
(ii) one year after the transfer of the shares to the employee pursuant to the exercise of such right (other than a disposition by reason of the death of the employee or certain dispositions pursuant to insolvency proceedings) generally will be treated as a "disqualifying disposition." Upon a disqualifying disposition, the employee generally will recognize ordinary compensation income in an amount equal to the difference between the purchase price and the fair market value of the stock at the date the option is exercised. Any gain in excess of such ordinary income amount generally will be capital gain. The Company generally will be entitled to a deduction in an amount equal to the amount of ordinary income recognized by the employee by reason of a disqualifying disposition.

1996 NON-EMPLOYEE DIRECTOR PLAN

     Purpose. The purpose of the 1996 Non-Employee Director Stock Option Plan (the "DIRECTOR PLAN") is to provide a means whereby the Company may promote the interests of the Company and its stockholders by using investment interests in the Company to attract and retain highly qualified independent directors.

     Administration. The Director Plan is administered by the Company, which, subject to the express provisions of the Director Plan, has the power to construe the Plan and any agreements or memoranda defining the rights and obligations of the Company and option recipients, to determine all questions arising thereunder, to adopt and amend such rules and regulations for the administration thereof as it may deem desirable, and otherwise to carry out the terms of the Director Plan and such agreements or memoranda. Notwithstanding the foregoing, the administrator has no authority or discretion as to the selection of persons eligible to receive options granted under the Director Plan, the number of shares covered by options granted under the Director Plan, the timing of such grants, or the exercise price of options granted under the Director Plan, which matters are specifically governed by the provisions of the Director Plan.

     Eligibility. Only Eligible Directors of the Company are eligible to receive option grants under the Director Plan. For purposes of the Plan, "Eligible Director" means (a) those persons who are elected or re-elected to the Board at the Annual Meeting of Stockholders of the Company and (b) any additional persons who are thereafter elected or appointed to the Board; provided, however, that in no event shall any person who is, or was during the preceding 12 months, an employee of the Company or any subsidiary thereof be an Eligible Director.

     Stock Options. The Director Plan provides that each Eligible Director receives a one-time grant of an option to purchase up to 40,000 shares of the Company's Common Stock at an exercise price per share equal to the fair market value of the Common Stock on the date of grant, which is equal to the closing price quoted on the last trading day prior to the date of grant (subject to adjustment as set forth in the Director Plan). The date of grant for each option shall be (i) the Effective Date of the Plan for each Eligible Director who is elected or re-elected to the Board at the Annual Meeting of Stockholders of the Company or (ii) the date upon which any additional Eligible Director is thereafter elected or appointed to the Board, as applicable. Options will vest and become exercisable cumulatively to the extent of 6.25% for each full calendar quarter so long as the optionee remains a director of the Company.

     Stock Subject to the Director Plan. A total of 400,000 shares of the Company's Common Stock were reserved for issuance under the Director Plan.

     Effectiveness and Duration. The Director Plan became effective as of the date it was approved by the stockholders in 1996. Unless previously terminated, the Director Plan will expire ten (10) years after its effective date, but such expiration will not affect any option previously made or granted that is then outstanding.

     Acceleration of Vesting. Subject to the other provisions of the Director Plan, if the Company consummates any reorganization, merger or consolidation in which holders of shares of Common Stock are entitled to receive in respect of such shares any other consideration (including, without limitation, a different number of such shares), each option outstanding under the Director Plan will thereafter be exercisable, in accordance with the Plan, only for the kind and amount of securities, cash and/or other property receivable upon such reorganization, merger or consolidation by a holder of the same number of shares of Common Stock as are subject to that option immediately prior to such reorganization, merger or consolidation, and any appropriate adjustments will be made to the exercise price thereof. In addition, if a change in control of the Company occurs, then notwithstanding the vesting provisions of the Director Plan, all shares of Common Stock evidenced by options granted under the Director Plan will automatically vest and become exercisable immediately prior to such change in control if the optionee is a director of the Company at that time.

     Amendment and Termination. The Board of Directors may, insofar as permitted by law, from time to time suspend or discontinue the Director Plan or revise or amend it in any respect whatsoever (including, without limitation, decreasing the number of shares for which options may be granted to new optionees under the Director Plan), and the Director Plan as so revised or amended will govern all options thereunder, including those granted before such revision or amendment, except that no such amendment shall alter, impair or diminish in any material respect any rights or obligations under any option theretofore granted under the Plan without the consent of the person to whom such option was granted. In addition, if an amendment to the Plan would increase the number of shares subject to the Plan (as adjusted), increase the number of shares for which an option or options may be granted to any optionee (as adjusted), change the class of persons eligible to receive options under the Director Plan, provide for the grant of options having an exercise price per option share less than the exercise price specified in the Director Plan, extend the final date upon which options may be granted thereunder, otherwise materially increase the benefits accruing to participants in a manner not specifically contemplated herein, or affect the Director Plan's compliance with Rule 16b-3 promulgated under Section 16 of the Exchange Act, and the rules promulgated thereunder, the amendment shall be subject to approval by the Company's stockholders if and to the extent the administrator determines that it is necessary to obtain such stockholder approval for purposes of keeping available the benefits of Rule 16b-3 under the Exchange Act ("Rule 16b-3"). Under no circumstances may the provisions of the Director Plan that provide for the amounts, price, and timing of option grants be amended more than once every six months, other than to comport with changes in the Internal Revenue Code, the Employee Retirement Income Security Act of 1974, as amended, or the rules thereunder. The Director Plan is intended to qualify as a formula plan under Rule 16b-3, but not to impose restrictions included in the Director Plan for purposes of compliance with Rule 16b-3 if those restrictions become unnecessary for compliance with Rule 16b-3. Accordingly, notwithstanding the foregoing, the administrator may administer and amend the Director Plan to comply with or take advantage of changes in the rules (or interpretations thereof) promulgated by the Commission or its staff under
Section 16 of the Exchange Act, subject to the stockholder approval requirement described above.

     Restrictions on Transferability. No option granted under the Director Plan may be assigned or transferred by the grantee except by will or by the laws of descent and distribution or pursuant to a qualified domestic relations order or, in the discretion of the administrator and under circumstances that would not adversely affect the interests of the Company, pursuant to a nominal transfer that does not result in a change in beneficial ownership or as otherwise permitted by rule or interpretation of the Commission or its staff as an exception to the general proscription on transfer of derivative securities set forth in Rule 16b-3 (or any successor rule). During the lifetime of the optionee, the option will be exercisable only by the optionee (or the optionee's permitted transferee) or his or her guardian or legal representative.

     Certain Federal Income Tax Consequences. The following summary of certain federal income tax consequences of the receipt and exercise of stock options granted by the Company is based on the laws and regulations in effect as of the date of this Proxy Statement and does not purport to be a complete statement of the law in this area. Furthermore, the discussion below does not address the tax consequences of the receipt and exercise of stock options under state and/or local tax laws, and such tax laws may not correspond to the federal tax treatment described herein.

     Stock options granted under the Director Plan are not subject to the provisions of ERISA and are not qualified under Section 401(a) of the Code.

     Nonqualified Stock Options. In general, there are no tax consequences to the optionee or to the Company on the grant of a stock option which does not qualify as an incentive stock option (a "NONQUALIFIED STOCK OPTION"). Upon the exercise of a nonqualified stock option with cash, the optionee generally will recognize ordinary income equal to the excess of the fair market value of the shares as of the exercise date over the purchase price paid for such shares, and the Company will be entitled to a deduction equal to the amount of ordinary income recognized by the optionee. Upon a subsequent disposition of the shares received under a nonqualified stock option, the difference between the amount realized on such disposition and the fair market value of the shares on the date of exercise generally will be treated as a capital gain or loss. If the option price is paid in whole or in part in shares of the Company's stock, no income, gain or loss is recognized on the receipt of shares equal in value on the date of exercise to the shares delivered in payment of the option price. The fair market value of the remainder of the shares received upon exercise, determined as of the date of exercise, less the amount of cash, if any, paid upon exercise, is generally treated as compensation received on the date of exercise.

     Special Rules for Insiders. If the grant of an option is not approved by the Board or a committee of the Board that is composed solely of two or more "non-employee directors" (as such term is defined in Rule 16b-3 under the Exchange Act), and if an optionee is a director, officer or shareholder subject to Section 16 of the Exchange Act (an "INSIDER") and exercises an option within six months of the date of grant, the timing of the recognition of any ordinary income should be deferred until (and the amount of ordinary income should be determined based on the fair market value (or sales price in the case of a disposition) of the Common Stock upon) the earlier of the following two dates:
(i) six months after the date of grant or (ii) a disposition of the Common Stock, unless the Insider makes an election under Section 83(b) of the IRC (an "83(b) ELECTION") within 30 days after exercise to recognize ordinary income based on the value of the Common Stock on the date of exercise. In addition, special rules apply to an Insider who exercises an option having an exercise price greater than the fair market value of the underlying Common Stock on the date of exercise.

     Under the Director Plan, a change in control of the Company will result in the accelerated vesting of stock options. The acceleration of the exercise date of a stock option, in certain circumstances, may result in (i) a 20% federal excise tax (in addition to federal income tax) to the optionee on certain amounts associated with the stock option and (ii) the loss of the compensation deduction which would otherwise be allowable to the Company.

COMPLIANCE WITH SECTION 16(a) OF THE EXCHANGE ACT

     Under the securities laws of the United States, the directors and executive officers of the Company and persons who own more than ten percent (10%) of the Company's Common Stock are required to report their initial ownership of the Company's Common Stock and any subsequent changes in that ownership to the Commission and The Nasdaq National Market. Specific due dates for these reports have been established, and the Company is required to disclose in this Proxy Statement any late filings during fiscal 1998. To the

Company's knowledge, based solely on its review of the copies of such reports required to be furnished to the Company during the fiscal year ended March 31, 1998, all of these reports were timely filed.

                  REPORT OF THE COMPENSATION COMMITTEE OF THE
                  BOARD OF DIRECTORS ON EXECUTIVE COMPENSATION

     The Compensation Committee of the Board of Directors (the "Committee") administers the Company's executive compensation programs. After consideration of the Committee's recommendations, the full Board of Directors reviews and approves salaries of all elected officers, including those of the executive officers named in the Summary Compensation Table. The Committee is responsible for recommending to the Board and administering all other elements of executive compensation, including annual incentive awards and stock options. The Company's executive compensation programs are designed to:

     - provide competitive levels of base compensation in order to attract, retain and motivate high-quality employees;

     - tie individual total compensation to individual performance and the success of the Company; and

     - align the interests of the Company's executive officers with those of its stockholders.

BASE SALARY

     Base salary is targeted to be moderate yet competitive in relation to salaries commanded by those in similar positions in comparable companies. The Committee reviews management recommendations for executives' salaries and examines survey data for executives with similar responsibilities in comparable companies in the medical and biotechnology industry. Individual salary determinations are based on experience, sustained performance and comparison to peers inside and outside the Company.

ANNUAL INCENTIVE AWARDS

     The Company maintains a management incentive compensation plan that is designed to reward the Company's officers for their contributions to corporate and individual objectives. Under the plan, each participating officer is entitled to receive a cash bonus if certain performance goals are met in a particular fiscal year. The performance goals measure the extent to which the Company has realized or exceeded separate targets for sales and net income during the fiscal year and the extent to which the relevant officer has realized certain personal performance goals. If the specified performance target is achieved, the officer will receive a defined bonus.

     Each eligible employee's potential annual award under the plan is expressed as a percentage of the total base compensation earned by the individual during the fiscal year. During fiscal 1998, the percentages for the Chief Executive Officer and all participating Vice Presidents were set at 40% and 30%, respectively. These percentages could be increased in the event the maximum target levels are exceeded for the sales and a net income performance goals. For the year ended March 31, 1998, while targeted sales goals were met, net income goals were not achieved and as such incentive compensation was set and awarded at a 15% rate.

     The Company is in the process of developing a revised incentive compensation plan to be effective in fiscal 1999. It is expected that this new plan will differ from the plan used in fiscal 1998.

STOCK OPTIONS

     The Committee administers the 1990 Employee Plan and is responsible for the recommendation to the Board of Directors of stock option grants. The plan is designed to align the interests of management with those of the Company's stockholders. The number of stock options granted is related to the recipient's base compensation and level of responsibility. All options are granted with an option exercise price equal to the fair market value of the Company's Common Stock on the date of the grant. The Company is re-evaluating its criteria for granting options. It is expected that the criteria for granting options will change in fiscal 1999.

     The stock option program for the Company's officers is designed to provide a reward for the achievement of the same corporate and individual objectives as provided for under the incentive compensation plan. The program is administered under the 1990 Employee Plan and ties the timing of vesting dates of newly granted stock options to the success of the Company and to individual performance. In fiscal 1998, the program resulted in an aggregate grant of options to purchase 300,000 shares of Common Stock to a total of seven officers. The exercise price of the options is $2.875, which is equal to the closing sales price for the Common Stock on April 28, 1997 as reported on The Nasdaq National Market. All options granted under the program vest in five years from the grant date, but vesting may be accelerated so that up to 50% of such options vest in each of the first two years from the date of grant, with the exact timing of such vesting dependent upon the achievement of certain corporate and individual goals. Under the program, the options granted in fiscal 1998 will be fully vested on April 29, 2002.

COMPENSATION OF THE CHIEF EXECUTIVE OFFICER

     After Mr. Frankel resigned from his positions as President and Chief Executive Officer in March 1998, the Board of Directors began a search for a new chief executive officer. In developing and making the offer made to Mr. de Bruin, the Board and the Compensation Committee took into consideration the Company's need for new leadership, the need to align Mr. de Bruin's interests with those of the stockholders, and the compensation of comparable chief executive officers at comparable companies in the area and in the country.

     In considering and approving the terms of the employment agreement entered into with Mr. Frankel following his resignation in March 1998, the Compensation Committee took into consideration Mr. Frankel's service to the Company, his success in enabling the Company to achieve profitability and, particularly in the absence of a successor Chief Executive Officer, the future importance to the Company of Mr. Frankel's continued availability to the Company, its directors and officers, in 1998.

                                          COMPENSATION COMMITTEE

                                          Richard C. E. Morgan (Chairman)
                                          Mary Lake Polan, M.D., Ph.D.
                                          Margaret G. McGlynn, R.Ph.

          COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     No current member of the Company's Compensation Committee is a current or former officer or employee of the Company. There are no Compensation Committee interlocks between the Company and other entities involving the Company's executive officers and Board members who serve as executive officers or board members of such other entities.

                      STOCKHOLDER RETURN PERFORMANCE GRAPH

     Set forth below is a line graph comparing the yearly percentage change in the cumulative total stockholder return on the Company's Common Stock with the cumulative total return of the Nasdaq U.S. Index and the Nasdaq Pharmaceutical Index for the period beginning March 31, 1993 and ending March 31, 1998. The graph assumes that all dividends have been reinvested.

                COMPARISON OF FIVE-YEAR CUMULATIVE TOTAL RETURN

        MEASUREMENT PERIOD             CRSP TOTAL            NASDAQ
      (FISCAL YEAR COVERED)           RETURN INDEX       PHARMACEUTICAL     QUIDEL CORPORATION
3/31/93                                   100.0               100.0               100.0
3/31/94                                   107.9               101.0               114.7
3/31/95                                   120.1               100.6               105.9
3/29/96                                   163.0               177.4               132.4
3/31/97                                   181.2               162.4                91.2
3/31/98                                   275.0               194.0                71.3

---------------
  * Nasdaq Stock Market total return indexes prepared by The Center for Research in Securities Prices ("CRSP") at the University of Chicago.

                 AMENDMENT OF 1983 EMPLOYEE STOCK PURCHASE PLAN
                         TO INCREASE AUTHORIZED SHARES

     On June 9, 1998, the Board of Directors authorized an amendment to the 1983 Employee Stock Purchase Plan (the "PURCHASE PLAN") to increase the number of shares of the Company's Common Stock available for issuance thereunder from 500,000 to 600,000 shares. The purpose of the amendment is to provide flexibility to the Company in attracting outside directors in the future. At the Meeting, the stockholders are being asked to approve and ratify this amendment to the Purchase Plan. The affirmative vote of the holders of a majority of the outstanding shares of the Company's Common Stock represented in person or by proxy at the Meeting and entitled to vote on this proposal will be required to ratify the amendment. For a description of the Purchase Plan see 1983 Employee Stock Purchase Plan. THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS VOTING "FOR" RATIFICATION OF THE AMENDMENT TO THE PURCHASE PLAN.

         AMENDMENT OF 1996 NON-EMPLOYEE DIRECTORS STOCK OPTION PLAN TO
                           INCREASE AUTHORIZED SHARES

     On June 9, 1998, the Board of Directors authorized an amendment to the 1996 Non-Employee Directors Stock Option Plan (the "DIRECTOR PLAN") to increase the number of shares of the Company's Common Stock available for issuance thereunder from 400,000 to 480,000 shares. The purpose of the amendment is to provide flexibility to the Company in attracting outside directors in the future. The affirmative vote of the holders of a majority of the outstanding shares of the Company's Common Stock represented in person or by proxy at the Meeting and entitled to vote on this proposal will be required to ratify the amendment. For a description of the Director Plan see 1996 Non-Employee Directors Stock Option Plan. THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS VOTING "FOR" RATIFICATION OF THE AMENDMENT TO THE DIRECTOR PLAN.

                                  ADOPTION OF
                           1998 STOCK INCENTIVE PLAN

GENERAL

     In 1990, the Company adopted, with the approval of the stockholders, the 1990 Employee Stock Option Plan (the "1990 PLAN"), pursuant to which incentive awards may be granted to employees, including officers, and consultants of the Company. A total of 2,500,000 shares of Common Stock were reserved for issuance under the 1990 Plan. Of this, options for all but 97,892 shares of the Company's Common Stock have been granted under the 1990 Plan.

     Because the number of shares available under the 1990 Plan are nearly depleted and because the Company believes that it is important to align employee and stockholder interests, in June 1998, the Board of Directors authorized the adoption, subject to stockholder approval, of the 1998 Stock Incentive Plan (the "1998 PLAN"). If the 1998 Plan is approved by the stockholders, a total of 3,000,000 shares of Common Stock will be reserved for issuance under the 1998 Plan. No shares of Common Stock have been issued pursuant to the 1998 Plan. Subject to the approval of the 1998 Plan by the stockholders, the Board of Directors granted Mr. de Bruin options to purchase 1,428,420 shares of Common Stock of the Company under the 1998 Plan. See "Interest of Certain Persons in Matters to Be Acted Upon" and Note 9 to "Security Ownership of Management." There are approximately 300 employees currently eligible to participate in the 1998 Plan, in the discretion of the Compensation Committee of the Board of Directors.

SUMMARY OF THE 1998 STOCK INCENTIVE PLAN

     Purpose and Eligibility. The 1998 Plan is intended to promote the interests of the Company and its stockholders by using investment interests in the Company to attract, retain and motivate its management and other persons, to encourage and reward their contributions to the performance of the Company and to align their interests with the interests of the Company's stockholders. The persons eligible to receive an Award under the 1998 Plan include directors, officers, employees, consultants, and advisors of the Company and its affiliated entities.

     Administration, Amendment and Termination. The administering body for the 1998 Plan is the Company's Compensation Committee. As long as the Company has a class of equity securities registered under Section l2 of the Securities Exchange Act of 1934, as amended ("EXCHANGE ACT"), the Compensation Committee will be composed solely of "non-employee directors" within the meaning of Rule 16b-3 under the Exchange Act. The Compensation Committee will have the power to construe the 1998 Plan and the rights of recipients of Awards granted thereunder. The Compensation Committee will also have the power to (i) discontinue, suspend or amend the 1998 Plan in any manner (subject to certain limited exceptions, including increases in the number of shares available that may be the subject of Awards under the 1998 Plan and stockholder approval of other amendments that would materially increase the benefits accruing to participants) and (ii) modify, extend, renew or exchange outstanding Awards. The 1998 Plan, as amended from time to time, shall, in the discretion of the Compensation Committee, apply to and govern Awards granted under the 1998 Plan prior to the date of such amendment, provided that the consent of an Award holder is required if such amendment would alter, terminate, impair or adversely affect an Award. Awards may be granted under the 1998 Plan until the 10th anniversary of the adoption of the 1998 Plan by the Company's Board of Directors.

     Securities Subject to the 1998 Plan. The 1998 Plan provides for the grant ("AWARD") of stock options (including incentive stock options or nonqualified stock options), restricted stock, stock appreciation rights, stock payments, dividend equivalents, stock bonuses, stock sales, phantom stock and other stock-based benefits. Stock options granted under the 1998 Plan may be incentive stock options ("ISOs") intended to qualify under the provisions of Section 422 of the Code or non-qualified stock options that do not so qualify. The shares available under the 1998 Plan may either be authorized and unissued shares or shares reacquired by the Company through open market purchases or otherwise. If any Award granted under the 1998 Plan expires, terminates or is forfeited before the exercise thereof or the payment in full thereof, the shares covered by the unexercised or unpaid portion will become available for new grants under the 1998 Plan.

     If (i) the outstanding shares of Common Stock of the Company are increased, decreased or exchanged for a different number or kind of shares or other securities, or if additional shares or new or different shares or other securities are distributed in respect of such shares of Common Stock (or any stock or securities received with respect to such Common Stock), through merger, consolidation, sale or exchange of all or substantially all of the properties of the Company, reorganization, recapitalization, reclassification, stock dividend, stock split, reverse stock split, spin-off or other distribution with respect to such shares of Common Stock (or any stock or securities received with respect to such Common Stock) or (ii) the value of the outstanding shares of Common Stock of the Company is reduced by reason of an extraordinary cash dividend, an appropriate and proportionate adjustment may be made in (1) the maximum number and kind of shares subject to the 1998 Plan, (2) the number and kind of shares or other securities subject to then outstanding Awards, and/or (3) the price for each share or other unit of any other securities subject to then outstanding Awards. Any adjustments under the 1998 Plan will be made by the Compensation Committee, whose determination as to any adjustment will be final, binding and conclusive.

     As of the effective time and date of any change in control of the Company (as defined in the 1998 Plan), the 1998 Plan and any then outstanding Awards (whether or not vested) shall automatically terminate unless (i) provision is made in writing in connection with such transaction for the continuance of the 1998 Plan and for the assumption of such Awards, or for the substitution for such Awards of new awards covering the securities of a successor entity or an affiliate thereof with appropriate adjustments as to the number and kind of securities and exercise prices, in which event the 1998 Plan and such outstanding Awards shall continue or be replaced, as the case may be, in the manner and under the terms so provided; or (ii) the Board otherwise shall provide in writing for such adjustments as it deems appropriate in the terms and conditions of the then-outstanding Awards (whether or not vested), including without limitation (a) accelerating the vesting of outstanding Awards and/or (b) providing for the cancellation of Awards and their automatic conversion into the right to receive the securities, cash or other consideration that a holder of the shares underlying such

Awards would have been entitled to receive upon consummation of such change in control had such shares been issued and outstanding immediately prior to the effective date and time of the change in control (net of the appropriate option exercise prices). If, pursuant to the foregoing provisions of the 1998 Plan, the 1998 Plan and the Awards shall terminate by reason of the occurrence of a change in control without provision for any of the actions described in clause (i) or
(ii) above, then any recipient holding outstanding Awards shall have the right, at such time immediately prior to the consummation of the change in control as the Board shall designate, to exercise the recipient's Awards to the full extent not theretofore exercised, including any installments which have not yet become vested.

     Terms and Conditions of Awards Under the 1998 Plan. The Compensation Committee will select the recipients of Awards granted under the 1998 Plan and will determine the dates, amounts, exercise prices, vesting periods and other relevant terms of the Awards.

     Award Pricing. The pricing of Awards, including the exercise price for stock options granted under the 1998 Plan, shall be determined by the Compensation Committee as of the date the Award is granted; provided, however, that the exercise price for a stock option may be no less than the fair market value of the underlying shares as of such date. The Compensation Committee may, with the consent of the recipient and subject to compliance with statutory or administrative requirements applicable to incentive stock options, amend the terms of any stock option to provide that the exercise price of the shares remaining subject to the option shall be reestablished at a price not less than 100% of the fair market value of the underlying shares on the effective date of the amendment.

     Award Vesting. Awards granted under the 1998 Plan vest and become exercisable as determined by the Compensation Committee in its discretion. Awards granted under the 1998 Plan may be exercised at any time after they vest and before the expiration date determined by the Compensation Committee, provided that an Award intended to qualify as an incentive stock option under the Code will not be exercisable after the expiration of five years from the date of grant to certain holders of significant amounts of the Company's outstanding Common Stock. Furthermore, in the absence of a specific agreement to the contrary, options will generally expire and become unexercisable immediately upon termination of the recipient's employment with the Company for cause; 30 days after termination of the recipient's employment with the Company for any reason other than cause, death, permanent disability or normal retirement; or six months after termination of the recipient's employment with the Company due to death, permanent disability or normal retirement. The Committee may accelerate the vesting of any options and may also extend the period following termination of employment with the Company during which options may vest and/or be exercised.

     Award Payments. The exercise price for Awards may be paid in cash or in any other consideration the Committee deems acceptable, including securities of the Company surrendered by the Award holder or withheld from the shares otherwise deliverable upon exercise. The Company may extend or arrange for the extension of credit to any Award holder to finance the Award holder's purchase of shares upon exercise of the holder's Award on terms approved by the Compensation Committee, subject to restrictions under applicable laws and regulations, or allow exercise in a broker's transaction in which the exercise price will not be received until after exercise and subsequent sale of the underlying Common Stock. Consideration received by the Company upon exercise of Awards granted under the 1998 Plan will be used for general working capital purposes.

     Limited Transferability of Awards. Awards are generally not transferable by the recipient during the life of the recipient.

     Awards Documentation. Awards granted under the 1998 Plan will be evidenced by an agreement duly executed on behalf of the Company and by the recipient or, a confirming memorandum issued by the Company to the recipient, setting forth such terms and conditions applicable to the Award. The adoption of the 1998 Plan shall not affect any other stock option, incentive or other compensation plans in effect for the Company, and the 1998 Plan shall not preclude the Company from establishing any other forms of incentive or other compensation for employees, directors, advisors or consultants of the Company, whether or not approved by stockholders.

     Rights With Respect to Common Stock. No recipient of an Award under the 1998 Plan and no beneficiary or other person claiming under or through such individual will have any right, title or interest in or to any shares of Common Stock subject to any Award or any rights as a stockholder unless and until such Award is duly exercised pursuant to the terms of the 1998 Plan and the exercise of such Award results in the issuance of shares of Common Stock to the recipient.

     Plan Provisions Regarding Section 162(m) the Internal Revenue Code. In general, Section 162(m) of the Code imposes a $1,000,000 limit on the amount of compensation that may be deducted by the Company in any tax year with respect to the Chief Executive Officer of the Company and its other four most highly compensated employees, including any compensation relating to an Award under the 1998 Plan. To prevent compensation relating to an Award under the 1998 Plan from being subject to the $1,000,000 limit of Code Section 162(m), the 1998 Plan provides that no one eligible person shall be granted any Awards with respect to more than 1,800,000 shares of Common Stock in any one calendar year if such grant would otherwise be subject to Code Section 162(m). Furthermore, if Code
Section 162(m) would otherwise apply and if the amount of compensation an eligible person would receive under an Award is not based solely on an increase in the value of the underlying common stock of the Company after the date of grant or award, the Compensation Committee can condition the grant, vesting, or exercisability of such an Award on the attainment of a preestablished objective performance goal. For this purpose, a preestablished objective performance goal may include one or more of the following performance criteria: (a) cash flow,
(b) earnings per share (including earnings before interest, taxes, and amortization), (c) return on equity, (d) total stockholder return, (e) return on capital, (f) return on assets or net assets, (g) income or net income, (h) operating income or net operating income, (i) operating margin, (j) return on operating revenue, and (k) any other similar performance criteria.

TAX INFORMATION

     The following summary of certain federal income tax consequences of the receipt and exercise of awards granted by the Company is based on the laws and regulations in effect as of the date of this Proxy Statement and does not purport to be a complete statement of the law in this area. Furthermore, the discussion below does not address the tax consequences of the receipt and exercise of awards under state and/or local tax laws, and such tax laws may not correspond to the federal tax treatment described herein.

     Stock options granted under the 1998 Plan are not subject to the provisions of the Employee Retirement Income Security Act of 1974, as amended, and are not qualified under Section 401(a) of the Code.

     Incentive Stock Options. Stock options granted under the 1998 Plan may qualify as ISO within the meaning of Section 422 of the Code. There are no tax consequences to the optionee or to the Company on the grant of an ISO. Also, if an optionee exercises an ISO in accordance with its terms and does not dispose of the shares acquired within two years from the date of the grant of the ISO nor within one year from the date of exercise (the "REQUIRED HOLDING PERIODS"), an optionee generally will not be subject to regular federal income tax, and the Company will not be entitled to any deduction, on either the grant or the exercise of an ISO. An optionee's basis in the shares acquired upon exercise will be the amount paid upon exercise. Provided an optionee holds the shares as a capital asset at the time of sale or other disposition of the shares, an optionee's gain or loss, if any, recognized on the sale or other disposition will be capital gain or loss. The amount of an optionee's gain or loss will be the difference between the amount realized on the disposition of the shares and the optionee's basis in the shares.

     If, however, an optionee disposes of the acquired shares at any time prior to the expiration of the Required Holding Periods, then, subject to certain exceptions, the optionee will recognize ordinary income at the time of such disposition which will equal the excess, if any, of the lesser of (a) the amount realized on such disposition or (b) the fair market value of the shares on the date of exercise, over the optionee's basis in the shares. The Company generally will be entitled to a deduction in an amount equal to the amount of ordinary income recognized by an optionee. Any gain in excess of such ordinary income amount will be a short-term or long-term capital gain, depending on the optionee's holding period. If an optionee disposes of such shares for less than the optionee's basis in the shares, the difference between the amount realized and the optionee's basis will be short-term or long-term capital loss, depending upon the holding period of the shares.

     The excess of the fair market value of the shares acquired on the exercise date of an ISO over the exercise price of such option generally is required to be included in the optionee's alternative minimum taxable income for the year in which the option is exercised and, accordingly, may subject an optionee to the alternative minimum tax.

     Nonqualified Stock Options. In general, there are no tax consequences to the optionee or to the Company on the grant of a nonqualified stock option. On exercise, however, the optionee generally will recognize ordinary income equal to the excess of the fair market value of the shares as of the exercise date over the purchase price paid for such shares, and the Company will be entitled to a deduction equal to the amount of ordinary income recognized by the optionee. See "Special Rules for Insiders," below. Upon a subsequent disposition of the shares received under a nonqualified stock option, the difference between the amount realized on such disposition and the fair market value of the shares on the date of exercise generally will be treated as a capital gain or loss.

     Special Rules for Insiders. If the grant of an option is not approved by the Board or a committee of the Board that is composed solely of two or more "non-employee directors" (as such term is defined in Rule 16b-3 under the Exchange Act), and if an optionee is a director, officer or shareholder subject to Section 16 of the Exchange Act (an "INSIDER") and exercises an option within six months of the date of grant, the timing of the recognition of any ordinary income should be deferred until (and the amount of ordinary income should be determined based on the fair market value (or sales price in the case of a disposition) of the Common Stock upon) the earlier of the following two dates:
(i) six months after the date of grant or (ii) a disposition of the Common Stock, unless the Insider makes an election under Section 83(b) of the IRC (an "83(B) ELECTION") within 30 days after exercise to recognize ordinary income based on the value of the Common Stock on the date of exercise. In addition, special rules apply to an Insider who exercises an option having an exercise price greater than the fair market value of the underlying Common Stock on the date of exercise.

     Stock Appreciation Rights and Phantom Stock. Generally, the holder of a stock appreciation right or phantom stock award will recognize ordinary income equal to the amount paid by the Company under either arrangement on the date the holder receives payment from the Company. If the Company places a limit on the amount that will be payable under a stock appreciation right, the holder may recognize ordinary income equal to the value of the holder's right under the stock appreciation right at the time the value of such right equals such limit and the stock appreciation right is exercisable. The Company will generally be entitled to a deduction in an amount equal to the ordinary income recognized by the holder.

     Restricted Stock. Unless the recipient makes an 83(b) Election within 30 days after the receipt of the restricted stock, the recipient is not taxed and the Company is not entitled to a deduction until the restriction lapses, and at that time the recipient will recognize ordinary income equal to the difference between the then fair market value of the Common Stock and the amount, if any, paid by the recipient for the Common Stock, and the recipient's tax basis in the Common Stock will equal the then fair market value of the Common Stock. If the recipient makes a timely 83(b) Election, the recipient will recognize ordinary income at the time of the election equal to the difference between the fair market value of the restricted stock on the date of grant and the amount, if any, paid by the recipient for the Common Stock, and the recipient's tax basis in the Common Stock will equal the fair market value of the Common Stock on the grant date. Any subsequent sale of the Common Stock by the recipient generally will give rise to capital gain or loss equal to the difference between the sale price (the recipient's tax basis) and the recipient's tax basis (sale price). The Company generally will be entitled to a deduction in an amount equal to the ordinary income recognized by the recipient.

     Stock Payments, Stock Bonuses, Dividend Equivalents. The issuance of shares of Common Stock to eligible persons as bonuses for services rendered, and the payment of dividend equivalents are taxable as ordinary income when actually or constructively received by the recipient. As to payments received in the form of Common Stock, the amount taxable as ordinary income is the aggregate fair market value of the Common Stock determined as of the date received. The Company is entitled to deduct such amount if considered compensation at the time it is received by the recipient.

     Miscellaneous Tax Issues. An Award may be granted under the 1998 Plan that does not fall clearly into one of the categories described above. The federal income tax treatment of such an Award will depend upon the specific terms of such Award. In such case, the recipient should consult his or her tax advisor regarding the tax treatment applicable to such Award.

     Generally, the Company will be required to make arrangements for withholding applicable taxes with respect to any ordinary income recognized by a participant in connection with an Award made under the 1998 Plan.

     With certain exceptions, an individual may not deduct investment-related interest to the extent such interest exceeds the individual's net investment income for the year. Investment interest generally includes interest paid on indebtedness incurred to purchase shares of Common Stock. Interest disallowed under this rule may be carried forward to and deducted in later years, subject to the same limitations.

     Special rules will apply in cases where a recipient of an Award pays the exercise or purchase price of the Award or applicable withholding tax obligations under the 1998 Plan by delivering previously owned shares of Common Stock or by reducing the amount of shares otherwise issuable pursuant to the Award. The surrender or withholding of such shares will in certain circumstances result in the recognition of income with respect to such shares or a carryover basis in the shares acquired. A recipient should consult his or her tax advisor regarding the tax consequences associated with using previously owned shares of Common Stock or reducing the amount of shares issuable pursuant to the award for the foregoing purposes.

     The terms of the agreements pursuant to which Awards are made to employees under the 1998 Plan may provide for accelerated vesting or payment of an Award in connection with a change in ownership or control of the Company. In that event and depending upon the individual circumstances of the recipient, certain amounts with respect to such Awards may constitute "excess parachute payments" under the "golden parachute" provisions of the Code. Pursuant to these provisions, a recipient will be subject to a 20% excise tax on any "excess parachute payments" and the Company will be denied any deduction with respect to such payment. A recipient of an Award should consult his or her tax advisor as to whether accelerated vesting of an award in connection with a change of ownership or control of the Company would give rise to an excess parachute payment.

     Company Withholdings and Information Reports. Withholdings required to be made by the Company with respect to ordinary compensation income recognized under stock options ordinarily will be accomplished by withholding the required amount from other cash compensation due from the Company to the employee, by having the employee pay to the Company the required withholding amount, or by such other permissible methods as the Company may deem appropriate. Whether or not such withholdings are required, the Company will make such information reports to the Internal Revenue Service as may be required with respect to any income (whether or not that of an employee) attributable to transactions involving stock options.

PARTICIPATION IN THE 1998 PLAN BY EXECUTIVE OFFICERS AND OTHER EMPLOYEES

     Participation in the 1998 Plan is in the discretion of the Compensation Committee. See "Interest of Certain Persons in Matters to be Acted Upon." Future participation by executive officers and other employees under the 1998 Plan is not determinable.

VOTE REQUIRED

     The affirmative vote of the holders of a majority of shares of the Common Stock represented and voting, in person or by proxy, at the Annual Meeting is required to approve the 1998 Plan.

     THE BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS VOTE "FOR" APPROVAL OF THE QUIDEL CORPORATION 1998 STOCK INCENTIVE PLAN.

              RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS

     The Board of Directors has appointed Ernst & Young LLP ("Ernst & Young"), independent auditors, to audit the consolidated financial statements of the Company for the fiscal year ending March 31, 1999 and recommends that the stockholders vote "FOR" ratification of such appointment. In the event of a negative vote on such ratification, the Board of Directors will reconsider its selection.

     Ernst & Young's representatives are expected to be present at the Meeting, to have the opportunity to make a statement if they desire to do so and to be available to respond to appropriate questions.

                                 ANNUAL REPORTS

     The Company's 1998 Annual Report to Stockholders has been mailed to stockholders concurrently with this Proxy Statement, but such report is not incorporated herein and is not deemed to be a part of this Proxy Statement.

     A COPY OF THE COMPANY'S ANNUAL REPORT ON FORM 10-K AS FILED WITH THE COMMISSION, WITHOUT EXHIBITS, WILL BE FURNISHED WITHOUT CHARGE TO ANY PERSON FROM WHOM THE ACCOMPANYING PROXY IS SOLICITED UPON WRITTEN REQUEST TO THE COMPANY'S SECRETARY, STEVEN C. BURKE, AT QUIDEL CORPORATION, 10165 MCKELLAR COURT, SAN DIEGO, CALIFORNIA 92121.

                       DEADLINE FOR STOCKHOLDER PROPOSALS

     Stockholders who wish to include proposals for action at the Company's 1999 Annual Meeting of Stockholders in next year's proxy statement and proxy must cause their proposals to be received in writing by the Company's Secretary at the address set forth on the first page of this Proxy Statement no later than February 24, 1999.

     Stockholders who do not present proposals for inclusion in the Proxy Statement but who still intend to submit a proposal at the 1999 Annual Meeting must, in accordance with the Company's Bylaws, provide timely notice of the matter to the Secretary of the Company. To be timely, written notice must be received by the Secretary no less than 60 days nor more than 90 days prior to the annual meeting. If less than 60 days' notice or prior public disclosure of the date of the scheduled annual meeting is given, then notice of the proposed business matter must be received by the Secretary not later than the close of business on the tenth day following the day on which such notice of the date of the scheduled annual meeting was mailed or the day on which such public disclosure was made. Any notice to the Secretary must include as to each matter the stockholder proposes to bring before the meeting: (a) a brief description of the proposal desired to be brought before the meeting and the reason for conducting such business at the annual meeting, (b) the stockholders name and address, as they appear on the Company's books, (c) the class and number of shares of the Company which are beneficially owned by the stockholder, (d) any material interest of the stockholder in such business and (e) any other information that is required to be provided by the stockholder pursuant to Regulation 14A under the Exchange Act in his or her capacity as a proponent of the stockholder proposal.

                                 OTHER BUSINESS

     The Company knows of no other matters to be submitted to the Meeting. If any other matters properly come before the Meeting, it is the intention of the persons named in the enclosed proxy card to vote the shares they represent as the Board of Directors may recommend.

San Diego, California
July 8, 1998

     STOCKHOLDERS ARE URGED TO SPECIFY THEIR CHOICES ON, DATE, SIGN AND RETURN THE ENCLOSED PROXY IN THE ENCLOSED ENVELOPE. PROMPT RESPONSE IS HELPFUL AND YOUR COOPERATION WILL BE APPRECIATED.

                                                                       EXHIBIT A

                               QUIDEL CORPORATION

                           1998 STOCK INCENTIVE PLAN

                               TABLE OF CONTENTS

                                                              PAGE
                                                              ----
ARTICLE I PURPOSE OF PLAN...................................    1

ARTICLE II EFFECTIVE DATE AND TERM OF PLAN..................    1
     2.1 Term of Plan.......................................    1
     2.2 Effect on Awards...................................    1
     2.3 Stockholder Approval...............................    1

ARTICLE III SHARES SUBJECT TO PLAN..........................    1
     3.1 Number of Shares...................................    1
     3.2 Source of Shares...................................    1
     3.3 Availability of Unused Shares......................    1
     3.4 Adjustment Provisions..............................    1
     3.5 Reservation of Shares..............................    2

ARTICLE IV ADMINISTRATION OF PLAN...........................    2
     4.1 Administering Body.................................    2
     4.2 Authority of Administering Body....................    2
     4.3 No Liability.......................................    3
     4.4 Amendments.........................................    3
     4.5 Other Compensation Plans...........................    3
     4.6 Plan Binding on Successors.........................    3
     4.7 References to Successor Statutes, Regulations and
         Rules..............................................    3
     4.8 Issuances for Compensation Purposes Only...........    4
     4.9 Invalid Provisions.................................    4
     4.10 Governing Law.....................................    4

ARTICLE V GENERAL AWARD PROVISIONS..........................    4
     5.1 Participation in the Plan..........................    4
     5.2 Award Documents....................................    4
     5.3 Exercise of Awards.................................    4
     5.4 Payment for Awards.................................    4
     5.5 No Employment Rights...............................    5
     5.6 Restrictions Under Applicable Laws and
         Regulations........................................    5
     5.7 Additional Conditions..............................    6
     5.8 No Privileges of Stock Ownership...................    6
     5.9 Nonassignability...................................    6
     5.10 Information to Recipients.........................    7
     5.11 Withholding Taxes.................................    7
     5.12 Legends on Awards and Stock Certificates..........    7
     5.13 Effect of Termination of Employment on Awards.....    7
           (a) Termination for Just Cause...................    7
           (b) Termination Other Than for Just Cause........    7
           (c) Alteration of vesting and Exercise Periods...    8
           (d) Leave of Absence.............................    8
     5.14 Limits on Awards to Certain Eligible Persons......    8

ARTICLE VI AWARDS...........................................    8
     6.1 Stock Options......................................    8
        (a) Nature of Stock Options.........................    8
        (b) Option Exercise Price...........................    8

                                                              PAGE
                                                              ----
        (c) Option Period and Vesting.......................    8
        (d) Special Provisions Regarding Incentive Stock
            Options.........................................    9
     6.2 Restricted Stock...................................    9
        (a) Award of Restricted Stock.......................    9
        (b) Requirements of Restricted Stock................    9
             (i) No Transfer................................    9
             (ii) Certificates..............................    9
             (iii) Restrictive Legends......................    9
             (iv) Other Restrictions........................    9
        (c) Lapse of Restrictions...........................    9
        (d) Rights of Recipient.............................   10
        (e) Termination of Employment.......................   10
     6.3 Stock Appreciation Rights..........................   10
        (a) Granting of Stock Appreciation Rights...........   10
        (b) Stock Appreciation Rights Related to Options....   10
        (c) Stock Appreciation Rights Unrelated to
            Options.........................................   10
        (d) Limits..........................................   10
        (e) Payments........................................   10
     6.4 Stock Payments.....................................   11
     6.5 Dividend Equivalents...............................   11
     6.6 Stock Bonuses......................................   11
     6.7 Stock Sales........................................   11
     6.8 Phantom Stock......................................   11
     6.9 Other Stock-Based Benefits.........................   11

ARTICLE VII REORGANIZATIONS.................................   11
     7.1 Corporate Transactions Not Involving a Change in
         Control............................................   11
     7.2 Corporate Transactions Involving a Change in
         Control............................................   11
ARTICLE VIII DEFINITIONS....................................   12

                               QUIDEL CORPORATION

                           1998 STOCK INCENTIVE PLAN

                                   ARTICLE I
                                PURPOSE OF PLAN

     The Company has adopted this Plan to promote the interests of the Company and its stockholders by using investment interests in the Company to attract, retain and motivate employees and other persons, to encourage and reward their contributions to the performance of the Company, and to align their interests with the interests of the Company's stockholders. Capitalized terms not otherwise defined herein have the meanings ascribed to them in Article VIII.

                                   ARTICLE II
                        EFFECTIVE DATE AND TERM OF PLAN

     2.1 TERM OF PLAN. This Plan became effective as of the Effective Date and shall continue in effect until the Expiration Date, at which time this Plan shall automatically terminate.

     2.2 EFFECT ON AWARDS. Awards may be granted only during the Plan Term, but each Award granted during the Plan Term shall remain in effect after the Expiration Date until such Award has been exercised, terminated or expired in accordance with its terms and the terms of this Plan.

     2.3 STOCKHOLDER APPROVAL. This Plan shall be approved by the Company's stockholders within 12 months after the Effective Date. The effectiveness of any Awards granted prior to such stockholder approval shall be subject to such stockholder approval.

                                  ARTICLE III
                             SHARES SUBJECT TO PLAN

     3.1 NUMBER OF SHARES. The maximum number of shares of Common Stock that may be issued pursuant to Awards shall be Three Million (3,000,000) subject to adjustment as set forth in Section 3.4.

     3.2 SOURCE OF SHARES. The Common Stock to be issued under this Plan will be made available, at the discretion of the Board, either from authorized but unissued shares of Common Stock or from previously issued shares of Common Stock reacquired by the Company.

     3.3 AVAILABILITY OF UNUSED SHARES. Shares of Common Stock subject to unexercised portions of any Award that expire, terminate or are canceled, and shares of Common Stock issued pursuant to an Award that are reacquired by the Company pursuant to the terms of the Award under which such shares were issued, will again become available for the grant of further Awards under this Plan.

     3.4 ADJUSTMENT PROVISIONS.

          (a) If the outstanding shares of Common Stock are increased, decreased or exchanged for a different number or kind of shares or other securities, or if additional shares or new or different shares or other securities are distributed in respect of such shares of Common Stock (or any stock or securities received with respect to such Common Stock), including without limitation through merger, consolidation, sale or exchange of all or substantially all of the assets of the Company, reorganization, recapitalization, reclassification, stock dividend, stock split, reverse stock split or spin-off, an appropriate and proportionate adjustment may be made in (i) the maximum number and kind of shares subject to this Plan as provided in Section 3.1, (ii) the number and kind of shares or other securities subject to then outstanding Awards, and/or (iii) the price for each share or other unit of any other securities subject to, or measurement criteria applicable to, then outstanding Awards.

          (b) No fractional interests will be issued under this Plan resulting from any adjustments.

          (c) To the extent any adjustments relate to stock or securities of the Company, such adjustments shall be made by the Administering Body, whose determination in that respect shall be final, binding and conclusive.

          (d) The grant of an Award pursuant to this Plan shall not affect in any way the right or power of the Company to make adjustments, reclassifications, reorganizations or changes of its capital or business structure or to merge or to consolidate or to dissolve, liquidate or sell, or transfer all or any part of its business or assets.

          (e) No adjustment to the terms of an Incentive Stock Option shall be made unless such adjustment either (i) would not cause such Option to lose its status as an Incentive Stock Option or (ii) is agreed to in writing by the Administering Body and the Recipient.

     3.5 RESERVATION OF SHARES. The Company will at all times reserve and keep available shares of Common Stock equaling at least the total number of shares of Common Stock issuable pursuant to outstanding Awards.

                                   ARTICLE IV
                             ADMINISTRATION OF PLAN

     4.1 ADMINISTERING BODY.

          (a) This Plan shall be administered by the Board or by a Committee of the Board appointed pursuant to Section 4.1(b).

          (b) The Board in its sole discretion may from time to time appoint a Committee (which may be a subcommittee of an existing committee of the Board) of not less than two Board members to administer this Plan and, subject to applicable law, to exercise all of the powers, authority and discretion of the Board under this Plan. The Board may from time to time increase or decrease (but not below two) the number of members of the Committee, remove from membership on the Committee all or any portion of its members, and/or appoint such person or persons as it desires to fill any vacancy existing on the Committee, whether caused by removal, resignation or otherwise. The Board may disband the Committee at any time and revest in the Board the administration of this Plan.

          (c) Notwithstanding the foregoing provisions of Section 4.1(b) above to the contrary, as long as the Company is an Exchange Act Registered Company, (i) the Board shall appoint the Committee, (ii) this Plan shall be administered by the Committee, and (iii) each member of the Committee shall be a Nonemployee Director, and, in addition, if Awards are to be made to persons subject to Section 162(m) of the IRC and such Awards are intended to constitute Performance-Based Compensation, then each member of the Committee shall, in addition to being a Nonemployee Director, be an Outside Director.

     4.2 AUTHORITY OF ADMINISTERING BODY.

          (a) Subject to the express provisions of this Plan, the Administering Body shall have the power to implement (including the power to delegate such implementation to appropriate officers of the Company), interpret and construe this Plan and any Awards and Award Documents or other documents defining the rights and obligations of the Company and Recipients hereunder and thereunder, to determine all questions arising hereunder and thereunder, and to adopt and amend such rules and regulations for the administration hereof and thereof as it may deem desirable. The interpretation and construction by the Administering Body of any provisions of this Plan or of any Award or Award Document shall be conclusive and binding. Any action taken by, or inaction of, the Administering Body relating to this Plan or any Award or Award Document shall be within the absolute discretion of the Administering Body and shall be conclusive and binding upon all persons. Subject only to compliance with the express provisions hereof, the Administering Body may act in its absolute discretion in matters related to this Plan and any and all Awards and Award Documents.

          (b) Subject to the express provisions of this Plan, the Administering Body may from time to time in its discretion select the Eligible Persons to whom, and the time or times at which, Awards shall be granted or sold, the nature of each Award, the number of shares of Common Stock or the number of rights that make up or underlie each Award, the exercise price and period for the exercise of each Award, and such other terms and conditions applicable to each individual Award as the Administering Body shall determine. The Administering Body may grant at any time new Awards to an Eligible Person who has previously received Awards or other grants (including other stock options) regardless of whether such prior Awards or such other grants are still outstanding, have previously been exercised as a whole or in part, or are canceled in connection with the issuance of new Awards. The Administering Body may grant Awards singly, in combination or in tandem with other Awards, as it determines in its discretion. The purchase price, exercise price, initial value and any and all other terms and conditions of the Awards may be established by the Administering Body without regard to existing Awards or other grants.

          (c) Any action of the Administering Body with respect to the administration of this Plan shall be taken pursuant to a majority vote of the authorized number of members of the Administering Body or by the unanimous written consent of its members; provided, however, that (i) if the Administering Body is the Committee and consists of two members, then actions of the Administering Body must be unanimous, and (ii) if the Administering Body is the Board, actions taken by the Board shall be valid if approved in accordance with applicable law.

     4.3 NO LIABILITY. No member of the Board or the Committee or any designee thereof will be liable for any action or inaction with respect to this Plan or any Award or any transaction arising under this Plan or any Award, except in circumstances constituting bad faith of such member.

     4.4 AMENDMENTS.

          (a) The Administering Body may, insofar as permitted by applicable law, rule or regulation, and subject to Section 4.4(c), from time to time suspend or discontinue this Plan or revise or amend it in any respect whatsoever, and this Plan as so revised or amended will govern all Awards hereunder, including those granted before such revision or amendment. Without limiting the generality of the foregoing, the Administering Body is authorized to amend this Plan to comply with or take advantage of amendments to applicable laws, rules or regulations, including the Securities Act, Exchange Act, the IRC or the rules of any exchange or interdealer quotation system upon which the Common Stock is listed or traded. No stockholder approval of any amendment or revision shall be required unless (i) such approval is required by this Plan or by applicable law, rule or regulation or (ii) an amendment or revision to this Plan would materially increase the number of shares subject to this Plan (as adjusted under Section 3.4).

          (b) The Administering Body may, with the written consent of a Recipient, make such modifications in the terms and conditions of an Award as it deems advisable. Without limiting the generality of the foregoing, the Administering Body may, in its discretion with the written consent of the Recipient, at any time and from time to time after the grant of any Award accelerate or extend the vesting or exercise period of any Award as a whole or in part.

          (c) Except as otherwise provided in this Plan or in the applicable Award Document, no amendment, revision, suspension or termination of this Plan or any outstanding Award may impair or adversely affect any rights or obligations under any Award theretofore granted without the written consent of the Recipient to whom such Award was granted.

     4.5 OTHER COMPENSATION PLANS. The adoption of this Plan shall not affect any other stock option, incentive or other compensation plans in effect from time-to-time for the Company, and this Plan shall not preclude the Company from establishing any other forms of incentive or other compensation for employees, directors, advisors or consultants of the Company, whether or not approved by stockholders.

     4.6 PLAN BINDING ON SUCCESSORS. This Plan shall be binding upon the successors and assigns of the Company.

     4.7 REFERENCES TO SUCCESSOR STATUTES, REGULATIONS AND RULES. Any reference in this Plan to a particular statute, regulation or rule shall also refer to any successor provision of such statute, regulation or rule.

     4.8 ISSUANCES FOR COMPENSATION PURPOSES ONLY. This Plan is intended to constitute an "employee benefit plan," as defined in Rule 405 promulgated under the Securities Act, and shall be administered accordingly.

     4.9 INVALID PROVISIONS. In the event that any provision of this Plan is found to be invalid or otherwise unenforceable under any applicable law, such invalidity or unenforceability shall not be construed as rendering any other provisions contained herein invalid or unenforceable, and all such other provisions shall be given full force and effect to the same extent as though the invalid and unenforceable provision were not contained herein.

     4.10 GOVERNING LAW. This Agreement shall be governed by and interpreted in accordance with the internal laws of the State of Delaware, without giving effect to the principles of the conflicts of laws thereof.

                                   ARTICLE V
                            GENERAL AWARD PROVISIONS

     5.1 PARTICIPATION IN THE PLAN.

          (a) A person shall be eligible to receive Awards under this Plan if, at the time of the grant of the Award, such person is an Eligible Person.

          (b) Incentive Stock Options may be granted only to Eligible Persons meeting the employment requirements of Section 422 of the IRC.

          (c) Notwithstanding anything to the contrary herein, the Administering Body may, in order to fulfill the purposes of this Plan, modify grants of Awards to Recipients who are foreign nationals or employed outside of the United States to recognize differences in applicable law, tax policy or local custom.

     5.2 AWARD DOCUMENTS.

          (a) Each Award granted under this Plan shall be evidenced by an agreement duly executed on behalf of the Company and by the Recipient, or by a confirming memorandum issued by the Company to the Recipient, setting forth such terms and conditions applicable to the Award as the Administering Body may in its discretion determine. Awards will not be binding upon the Company, and Recipients will have no rights thereto, until such an agreement is entered into between the Company and the Recipient or such a memorandum is delivered by the Company to the Recipient, but an Award may have an effective date on or after the date of grant but prior to the date of such an agreement or memorandum. Award Documents may but need not be identical and shall comply with and be subject to the terms and conditions of this Plan, a copy of which shall be provided to each Recipient and incorporated by reference into each Award Document. Any Award Document may contain such other terms, provisions and conditions not inconsistent with this Plan as may be determined by the Administering Body.

          (b) In case of any conflict between this Plan and any Award Document, this Plan shall control.

     5.3 EXERCISE OF AWARDS. No Award shall be exercisable except in respect of whole shares, and fractional share interests shall be disregarded. An Award shall be deemed to be exercised when the Secretary or other designated official of the Company receives written notice of such exercise from the Recipient, together with payment of the exercise price made in accordance with Section 5.4 and any amounts required under Section 5.11. Notwithstanding any other provision of this Plan, the Company and/or the Administering Body may impose, by rule and/or in Award Documents, such conditions upon the exercise of Awards (including, without limitation, conditions limiting the time of exercise to specified periods) as may be required to satisfy applicable regulatory requirements.

     5.4 PAYMENT FOR AWARDS.

          (a) The exercise price or other payment for an Award shall be payable upon the exercise of a Stock Option or upon other purchase of shares pursuant to an Award granted hereunder by delivery of legal tender of the United States or payment of such other consideration as the Administering Body may from time to time deem acceptable in any particular instance.

          (b) The Company may assist any person to whom an Award is granted hereunder (including without limitation any officer or director of the Company) in the payment of the purchase price or other amounts payable in connection with the receipt or exercise of that Award, by lending such amounts to such person on such terms and at such rates of interest and upon such security (if any) as shall be approved by the Administering Body.

          (c) If so approved by the Administering Body, the exercise price for Awards may be paid by delivery of Common Stock to the Company by or on behalf of the person exercising the Award and duly endorsed in blank or accompanied by stock powers duly endorsed in blank, with signatures guaranteed in accordance with the Exchange Act if required by the Company, or retained by the Company from the stock otherwise issuable upon exercise or surrender of vested and/or exercisable Awards or other equity Awards previously granted to the Recipient and being exercised (if applicable) (in either case valued at Fair Market Value as of the exercise date); or such other consideration as the Administering Body may from time to time in the exercise of its discretion deem acceptable in any particular instance; provided, however, that (i) the Company and/or the Administering Body may allow exercise of an Award in a broker-assisted or similar transaction in which the exercise price is not received by the Company until promptly after exercise, and/or (ii) the Administering Body may allow the Company to loan the exercise price to the person entitled to exercise the Award, if the exercise will be followed by a prompt sale of some or all of the underlying shares and a portion of the sale proceeds is dedicated to full payment of the exercise price and amounts required pursuant to Section 5.11.

          (d) Recipients will have no rights to the assistance described in
     Section 5.4(b) or to the exercise techniques described in Section 5.4(c), and the Company may offer or permit such assistance or techniques on an ad hoc basis to any Recipient without incurring any obligation to offer or permit such assistance or techniques on other occasions or to other Recipients.

     5.5 NO EMPLOYMENT RIGHTS. Nothing contained in this Plan (or in Award Documents or in any other documents related to this Plan or to Awards granted hereunder) shall confer upon any Eligible Person or Recipient any right to continue in the employ of the Company or any Affiliated Entity or constitute any contract or agreement of employment or engagement, or interfere in any way with the right of the Company or any Affiliated Entity to reduce such person's compensation or other benefits or to terminate the employment or engagement of such Eligible Person or Recipient, with or without cause. Except as expressly provided in this Plan or in any statement evidencing the grant of an Award pursuant to this Plan, the Company shall have the right to deal with each Recipient in the same manner as if this Plan and any such statement evidencing the grant of an Award pursuant to this Plan did not exist, including without limitation with respect to all matters related to the hiring, discharge, compensation and conditions of the employment or engagement of the Recipient. Any questions as to whether and when there has been a termination of a Recipient's employment or engagement, the reason (if any) for such termination, and/or the consequences thereof under the terms of this Plan or any statement evidencing the grant of an Award pursuant to this Plan shall be determined by the Administering Body and the Administering Body's determination thereof shall be final and binding.

     5.6 RESTRICTIONS UNDER APPLICABLE LAWS AND REGULATIONS.

          (a) All Awards granted under this Plan shall be subject to the requirement that, if at any time the Company shall determine, in its discretion, that the listing, registration or qualification of the shares subject to Awards granted under this Plan upon any securities exchange or interdealer quotation system or under any federal, state or foreign law, or the consent or approval of any government or regulatory body, is necessary or desirable as a condition of, or in connection with, the granting of such an Award or the issuance, if any, or purchase of shares in connection therewith, such Award may not be exercised as a whole or in part unless and until such listing, registration, qualification, consent or approval shall have been effected or obtained free of any conditions not acceptable to the Company. During the term of this Plan, the Company will use its reasonable efforts to seek to obtain from the appropriate governmental and regulatory agencies any requisite qualifications, consents, approvals or authorizations in order to issue and sell such number of shares of its Common Stock as shall be sufficient to satisfy the requirements of this Plan. The inability of the Company to obtain any such qualifications, consents, approvals or authorizations shall relieve the Company of any liability in respect of the nonissuance or sale of such stock as to which such qualifications, consents, approvals or authorizations pertain.

          (b) The Company shall be under no obligation to register or qualify the issuance of Awards or underlying securities under the Securities Act or applicable state securities laws. Unless the issuance of Awards and underlying securities have been registered under the Securities Act and qualified or registered under applicable state securities laws, the Company shall be under no obligation to issue any Awards or underlying securities unless the Awards and underlying securities may be issued pursuant to applicable exemptions from such registration or qualification requirements. In connection with any such exempt issuance, the Company may require the Recipient to provide a written representation and undertaking to the Company, satisfactory in form and scope to the Company and upon which the Company may reasonably rely, that such Recipient is acquiring such Awards and underlying shares for such Recipient's own account as an investment and not with a view to, or for sale in connection with, the distribution of any such securities, and that such person will make no transfer of the same except in compliance with any rules and regulations in force at the time of such transfer under the Securities Act and other applicable law, and that if shares of stock are issued without such registration, a legend to this effect (together with any other legends deemed appropriate by the Company) may be endorsed upon the securities so issued. The Company may also order its transfer agent to stop transfers of such securities. The Company may also require the Recipient to provide the Company such information and other documents as it may request in order to satisfy the Company as to the investment sophistication and experience of the Recipient and as to any other conditions for compliance with any such exemptions from registration or qualification.

     5.7 ADDITIONAL CONDITIONS. Any Award may also be subject to such other provisions (whether or not applicable to any other Award or Recipient) as the Administering Body determines appropriate, including without limitation provisions to assist the Recipient in financing the purchase of Common Stock through the exercise of Stock Options, provisions for the forfeiture of or restrictions on resale or other disposition of shares of Common Stock acquired under any Award, provisions giving the Company the right to repurchase shares of Common Stock acquired under any Award in the event the Recipient elects to dispose of such shares, and provisions to comply with federal and state securities laws and federal and state income tax withholding requirements.

     5.8 NO PRIVILEGES OF STOCK OWNERSHIP. Except as otherwise set forth herein, a Recipient or a permitted transferee of an Award shall have no rights as a stockholder with respect to any shares issuable or issued in connection with the Award until the date of the receipt by the Company of all amounts payable and performance by the Recipient of all obligations in connection with the exercise of the Award. Status as an Eligible Person shall not be construed as a commitment that any Award will be granted under this Plan to an Eligible Person or to Eligible Persons generally. No person shall have any right, title or interest in any fund or in any specific asset (including shares of capital stock) of the Company by reason of any Award granted hereunder. Neither this Plan (or any documents related hereto) nor any action taken pursuant hereto shall be construed to create a trust of any kind or a fiduciary relationship between the Company and any person. To the extent that any person acquires a right to receive an Award hereunder, such right shall be no greater than the right of any unsecured general creditor of the Company.

     5.9 NONASSIGNABILITY. Unless the Administering Body shall otherwise determine on a case-by-case basis, no Award granted under this Plan shall be assignable or transferable except (a) by will or by the laws of descent and distribution, or (b) subject to the final sentence of this Section 5.9, upon dissolution of marriage pursuant to a qualified domestic relations order. Unless the Administering Body shall otherwise determine on a case-by-case basis, during the lifetime of a Recipient, an Award granted to such person shall be exercisable only by the Recipient (or the Recipient's permitted transferee) or such person's guardian or legal representative. Notwithstanding the foregoing,
(i) no Award owned by a Recipient subject to Section 16 of the Exchange Act may be assigned or transferred in any manner inconsistent with Rule 16b-3, and (ii) Incentive Stock Options (or other Awards subject to transfer restrictions under the IRC) may not be assigned or transferred in violation of Section 422(b)(5) of the IRC (or any comparable or successor provision) or the regulations thereunder, and nothing herein is intended to allow such assignment or transfer.

     5.10 INFORMATION TO RECIPIENTS.

          (a) The Company shall determine what, if any, financial and other information shall be provided to Recipients and when such financial and other information shall be provided after giving consideration to applicable federal and state laws, rules and regulations, including without limitation applicable federal and state securities laws, rules and regulations.

          (b) The furnishing of financial and other information that is confidential to the Company shall be subject to the Recipient's agreement that the Recipient shall maintain the confidentiality of such financial and other information, shall not disclose such information to third parties, and shall not use the information for any purpose other than evaluating an investment in the Company's securities under this Plan. The Company may impose other restrictions on the access to and use of such confidential information and may require a Recipient to acknowledge the Recipient's obligations under this Section 5.10(b) (which acknowledgment shall not be a condition to Recipient's obligations under this Section 5.10(b)).

     5.11 WITHHOLDING TAXES. Whenever the granting, vesting or exercise of any Award, or the issuance of any shares upon exercise of any Award or transfer thereof, gives rise to tax or tax withholding liabilities or obligations, the Company shall have the right to require the Recipient to remit to the Company an amount sufficient to satisfy any federal, state and local withholding tax requirements arising in connection therewith. The Company may, in the exercise of its discretion, allow satisfaction of tax withholding requirements by accepting delivery of stock of the Company or by withholding a portion of the stock otherwise issuable in connection with an Award, in each case valued at Fair Market Value as of the date of such delivery or withholding.

     5.12 LEGENDS ON AWARDS AND STOCK CERTIFICATES. Each Award Document and each certificate representing shares acquired upon vesting or exercise of an Award shall be endorsed with all legends, if any, required by applicable federal and state securities and other laws to be placed on the Award Document and/or the certificate. The determination of which legends, if any, shall be placed upon Award Documents or the certificates shall be made by the Company and such decision shall be final and binding.

     5.13 EFFECT OF TERMINATION OF EMPLOYMENT ON AWARDS. If a Recipient who is an employee of the Company or any Affiliated Entity ceases for any reason to be such an employee, that portion of the Award that has not yet vested shall terminate, unless the Administering Body accelerates the vesting schedule in its sole discretion (pursuant to Section 5.13(c)), in which case, the Administering Body may impose whatever conditions it considers appropriate on the accelerated portion. Awards will be exercisable by a Recipient (or the Recipient's successor-in-interest) following such Recipient's termination of employment with the Company or any Affiliated Entity, only to the extent that installments thereof had become exercisable on or prior to the date of such termination and only in accordance with the following provisions:

          (A) TERMINATION FOR JUST CAUSE. Subject to Section 5.13(c) and except as otherwise provided in a written agreement between the Company and the Recipient, which may be entered into at any time before or after termination of employment, in the event of a Just Cause Dismissal of a Recipient, all of the Recipient's unexercised Awards shall, whether or not vested, expire and become unexercisable as of the date of such Just Cause Dismissal.

          (B) TERMINATION OTHER THAN FOR JUST CAUSE. Subject to Section 5.13(c) and except as otherwise provided in a written agreement between the Company and the Recipient, which may be entered into at any time before or after termination of employment, in the event of a Recipient's termination of employment for:

             (i) any reason other than for Just Cause Dismissal, death, Permanent Disability or normal retirement, the Recipient's unexercised Awards shall, whether or not vested, expire and become unexercisable as of the earlier of (A) the date such Awards would expire in accordance with their terms had the Recipient remained employed and (B) three calendar months after the date of employment termination in the case of Incentive Stock Options, or six calendar months after the date of employment termination in the case of Nonqualified Stock Options.

             (ii) death, Permanent Disability or normal retirement, the Recipient's unexercised Awards shall, whether or not vested, expire and become unexercisable as of the earlier of (A) the date such Awards would expire in accordance with their terms had the Recipient remained employed and (B) 12 months after the date of employment termination.

          (C) ALTERATION OF VESTING AND EXERCISE PERIODS. Notwithstanding anything to the contrary herein, (i) the Administering Body may, in its discretion, designate shorter or longer periods for the vesting or exercise of any Award, or the lapse of transfer or other restrictions pertaining thereto, following a Recipient's termination of employment with the Company or any Affiliated Entity, provided, however, that any shorter periods determined by the Administering Body shall be effective only if provided for in the Award Document that evidences the grant to the Recipient of such Award or if such shorter period is agreed to in writing by the Recipient; and (ii) the Administering Body may, in its discretion, elect to accelerate the vesting of all or any portion of any Award that had not become exercisable on or prior to the date of such termination or to extend the vesting period beyond the date of such termination.

          (D) LEAVE OF ABSENCE. In the case of any employee on an approved leave of absence, the Administering Body may make such provision respecting continuance of Awards granted to such employee as the Administering Body in its discretion deems appropriate.

     5.14 LIMITS ON AWARDS TO ELIGIBLE PERSONS. Notwithstanding any other provision of this Plan, in order for the compensation attributable to Awards hereunder to qualify as Performance-Based Compensation, no one Eligible Person shall be granted any Awards with respect to more than 1,800,000 shares of Common Stock in any one calendar year. The limitation set forth in this Section 5.14 shall be subject to adjustment as provided in Section 3.4 or under Article VII, but only to the extent such adjustment would not affect the status of compensation attributable to Awards hereunder as Performance-Based Compensation.

                                   ARTICLE VI
                                     AWARDS

     6.1 STOCK OPTIONS.

          (A) NATURE OF STOCK OPTIONS. Stock Options may be Incentive Stock Options or Nonqualified Stock Options.

          (B) OPTION EXERCISE PRICE. The exercise price for each Stock Option shall be determined by the Administering Body as of the date such Stock Option is granted. The exercise price shall be no less than the Fair Market Value of the Common Stock subject to the Stock Option as of the date of grant. Subject to approval by the stockholders, the Administering Body may, with the consent of the Recipient and subject to compliance with statutory or administrative requirements applicable to Incentive Stock Options, amend the terms of any Stock Option to provide that the exercise price of the shares remaining subject to the Stock Option shall be reestablished at a price not less than 100% of the Fair Market Value of the Common Stock on the effective date of the amendment. No modification of any other term or provision of any Stock Option that is amended in accordance with the foregoing shall be required, although the Administering Body may, in its discretion, make such further modifications of any such Stock Option as are not inconsistent with this Plan.

          (C) OPTION PERIOD AND VESTING. Stock Options granted hereunder shall vest and may be exercised as determined by the Administering Body, except that exercise of such Stock Options after termination of the Recipient's employment shall be subject to Section 5.13. Each Stock Option granted hereunder and all rights or obligations thereunder shall expire on such date as shall be determined by the Administering Body, but not later than l0 years after the date the Stock Option is granted and shall be subject to earlier termination as provided herein or in the Award Document. The Administering Body may, in its discretion at any time and from time to time after the grant of a Stock Option, accelerate vesting of such Stock Option as a whole or part by increasing the number of shares then purchasable, provided that the total number of shares subject to such Stock Option may not be increased. Except as otherwise provided herein, a Stock Option shall become exercisable, as a whole or in part, on the date or dates specified by the Administering Body and thereafter shall remain exercisable until the expiration or earlier termination of the Stock Option.

          (D) SPECIAL PROVISIONS REGARDING INCENTIVE STOCK OPTIONS.

             (i) Notwithstanding anything in this Section 6.1 to the contrary, the exercise price and vesting period of any Stock Option intended to qualify as an Incentive Stock Option shall comply with the provisions of
        Section 422 of the IRC and the regulations thereunder. As of the Effective Date, such provisions require, among other matters, that (A) the exercise price must not be less than the Fair Market Value of the underlying stock as of the date the Incentive Stock Option is granted, and not less than 110% of the Fair Market Value as of such date in the case of a grant to a Significant stockholder; and (B) that the Incentive Stock Option not be exercisable after the expiration of ten years from the date of grant of such Incentive Stock Option, or five years from the date of grant in the case of an Incentive Stock Option granted to a Significant stockholder.

             (ii) The aggregate Fair Market Value (determined as of the respective date or dates of grant) of the Common Stock for which one or more Stock Options granted to any Recipient under this Plan (or any other option plan of the Company or any of its subsidiaries or affiliates) may for the first time become exercisable as Incentive Stock Options under the federal tax laws during any one calendar year shall not exceed $100,000.

             (iii) Any Options granted as Incentive Stock Options pursuant to this Plan that for any reason fail or cease to qualify as such shall be treated as Nonqualified Stock Options.

     6.2 RESTRICTED STOCK.

          (A) AWARD OF RESTRICTED STOCK. The Administering Body shall determine the Purchase Price (if any), the terms of payment of the Purchase Price, the restrictions upon the Restricted Stock, and when such restrictions shall lapse.

          (B) REQUIREMENTS OF RESTRICTED STOCK. All shares of Restricted Stock granted or sold pursuant to this Plan will be subject to the following conditions:

             (I) NO TRANSFER. The shares may not be sold, assigned, transferred, pledged, hypothecated or otherwise disposed of, alienated or encumbered until the restrictions are removed or expire;

             (II) CERTIFICATES. The Company may require that the certificates representing Restricted Stock granted or sold to a Recipient pursuant to this Plan remain in the physical custody of an escrow holder or the Company until all restrictions are removed or expire;

             (III) RESTRICTIVE LEGENDS. Each certificate representing Restricted Stock granted or sold to a Recipient pursuant to this Plan will bear such legend or legends making reference to the restrictions imposed upon such Restricted Stock as the Company deems necessary or appropriate to enforce such restrictions; and

             (IV) OTHER RESTRICTIONS. The Administering Body may impose such other conditions on Restricted Stock as the Administering Body may deem advisable, including, without limitation, restrictions under the Securities Act, under the Exchange Act, under the requirements of any stock exchange or interdealer quotation system upon which such Restricted Stock or shares of the same class are then listed or traded and under any blue sky or other securities laws applicable to such shares.

          (C) LAPSE OF RESTRICTIONS. The restrictions imposed upon Restricted Stock will lapse in accordance with such terms or other conditions as are determined by the Administering Body.

          (D) RIGHTS OF RECIPIENT. Subject to the provisions of Section 6.3(b) and any restrictions imposed upon the Restricted Stock, the Recipient will have all rights of a stockholder with respect to the Restricted Stock granted or sold to such Recipient under this Plan, including, without limitation, the right to vote the shares and receive all dividends and other distributions paid or made with respect thereto.

          (E) TERMINATION OF EMPLOYMENT. Unless the Administering Body in its discretion determines otherwise, if a Recipient's employment with the Company or any Affiliated Entity terminates for any reason, all of the Recipient's Restricted Stock remaining subject to restrictions on the date of such termination of employment shall be repurchased by the Company at the Purchase Price (if any) paid by the Recipient to the Company, without interest or premium, and otherwise returned to the Company without consideration.

     6.3 STOCK APPRECIATION RIGHTS.

          (A) GRANTING OF STOCK APPRECIATION RIGHTS. The Administering Body may at any time and from time to time approve the grant to Eligible Persons of Stock Appreciation Rights, related or unrelated to Stock Options.

          (B) STOCK APPRECIATION RIGHTS RELATED TO OPTIONS.

             (i) A Stock Appreciation Right granted in connection with a Stock Option granted under this Plan will entitle the holder of the related Stock Option, upon exercise of the Stock Appreciation Right, to surrender such Stock Option, or any portion thereof to the extent previously vested but unexercised, with respect to the number of shares as to which such Stock Appreciation Right is exercised, and to receive payment of an amount computed pursuant to Section 6.3(b)(iii). Such Stock Option will, to the extent surrendered, then cease to be exercisable.

             (ii) A Stock Appreciation Right granted in connection with a Stock Option hereunder will be exercisable only when, and only to the extent that, the related Stock Option is exercisable, will not be transferable except to the extent that such related Stock Option may be transferable, will not expire later than the underlying Stock Option, and will be exercisable only when the Fair Market Value of the Common Stock subject to the underlying Stock Option exceeds the exercise price of such Stock Option.

             (iii) Upon the exercise of a Stock Appreciation Right related to a Stock Option, the Recipient will be entitled to receive payment of an amount determined by multiplying (A) the difference obtained by subtracting the exercise price of a share of Common Stock specified in the related Stock Option from the Fair Market Value of a share of Common Stock on the date of exercise of such Stock Appreciation Right (or as of such other date or as of the occurrence of such event as may have been specified in the instrument evidencing the grant of the Stock Appreciation Right), by (B) the number of shares as to which such Stock Appreciation Right is exercised.

          (C) STOCK APPRECIATION RIGHTS UNRELATED TO OPTIONS. The Administering Body may grant Stock Appreciation Rights unrelated to Stock Options to Eligible Persons. Section 6.3(b)(iii) shall be used to determine the amount payable at exercise under such Stock Appreciation Right, except that in lieu of the exercise price specified in the related Stock Option, the initial base amount specified in the Award shall be used.

          (D) LIMITS. Notwithstanding the foregoing, the Administering Body, in its discretion, may place a dollar limitation on the maximum amount that will be payable upon the exercise of a Stock Appreciation Right under this Plan.

          (E) PAYMENTS. Payment of the amount determined under the foregoing provisions may be made solely in whole shares of Common Stock valued at their Fair Market Value on the date of exercise of the Stock Appreciation Right or, alternatively, at the sole discretion of the Administering Body, in cash or in a combination of cash and shares of Common Stock as the Administering Body deems advisable. The Administering Body has full discretion to determine the form in which payment of a Stock Appreciation Right will be made and to consent to or disapprove the election of a Recipient to receive cash in full or partial settlement of a Stock Appreciation Right. If the Administering Body decides to make full payment in shares of Common Stock, and the amount payable results in a fractional share, payment for the fractional share will be made in cash.

     6.4 STOCK PAYMENTS. The Administering Body may approve Stock Payments of the Company's Common Stock to any Eligible Person for all or any portion of the compensation (other than base salary) or other payment that would otherwise become payable by the Company to the Eligible Person in cash.

     6.5 DIVIDEND EQUIVALENTS. The Administering Body may grant Dividend Equivalents to any Recipient who has received a Stock Option, Stock Appreciation Right or other Award denominated in shares of Common Stock. Dividend Equivalents may be paid in cash, Common Stock or other Awards; the amount of Dividend Equivalents paid other than in cash shall be determined by the Administering Body by application of such formula as the Administering Body may deem appropriate to translate the cash value of dividends paid to the alternative form of payment of the Dividend Equivalent. Dividend Equivalents shall be computed as of each dividend record date and shall be payable to recipients thereof at such time as the Administering Body may determine. Notwithstanding the foregoing, the payment of a Dividend Equivalent with respect to a Stock Option intended to constitute Performance-Based Compensation shall not be contingent upon the exercise of such Stock Option.

     6.6 STOCK BONUSES. The Administering Body may issue shares of Common Stock to Eligible Persons as bonuses for services rendered or for any other valid consideration on such terms and conditions as the Administering Body may determine.

     6.7 STOCK SALES. The Administering Body may sell to Eligible Persons shares of Common Stock on such terms and conditions as the Administering Body may determine.

     6.8 PHANTOM STOCK. The Administering Body may grant Awards of Phantom Stock. Phantom Stock is a cash bonus granted under this Plan measured by the Fair Market Value of a specified number of shares of Common Stock on a specified date, or measured by the excess of such Fair Market Value over a specified minimum, which may but need not include a Dividend Equivalent.

     6.9 OTHER STOCK-BASED BENEFITS. The Administering Body is authorized to grant Other Stock-Based Benefits. Other Stock-Based Benefits are any arrangements granted under this Plan not otherwise described above that (a) by their terms might involve the issuance or sale of Common Stock or (b) involve a benefit that is measured, as a whole or in part, by the value, appreciation, dividend yield or other features attributable to a specified number of shares of Common Stock.

                                  ARTICLE VII
                                REORGANIZATIONS

     7.1 CORPORATE TRANSACTIONS NOT INVOLVING A CHANGE IN CONTROL. If the Company shall consummate any Reorganization not involving a Change of Control in which holders of shares of Common Stock are entitled to receive in respect of such shares any securities, cash or other consideration (including without limitation a different number of shares of Common Stock), each Award outstanding under this Plan shall thereafter be exercisable, in accordance with this Plan, only for the kind and amount of securities, cash and/or other consideration receivable upon such Reorganization by a holder of the same number of shares of Common Stock as are subject to that Award immediately prior to such Reorganization, and any adjustments will be made to the terms of the Award in the sole discretion of the Administering Body as it may deem appropriate to give effect to the Reorganization.

     7.2 CORPORATE TRANSACTIONS INVOLVING A CHANGE IN CONTROL. As of the effective time and date of any Change in Control, this Plan and any then outstanding Awards (whether or not vested) shall automatically terminate unless
(a) provision is made in writing in connection with such transaction for the continuance of this Plan and for the assumption of such Awards, or for the substitution for such Awards of new awards covering the securities of a successor entity or an affiliate thereof, with appropriate adjustments as to the number and kind of securities and exercise prices, in which event this Plan and such outstanding Awards shall continue or be replaced, as the case may be, in the manner and under the terms so provided; or (b) the Board otherwise shall provide in writing for such adjustments as it deems appropriate in the terms and conditions of the then-outstanding Awards (whether or not vested), including without limitation
(i) accelerating the vesting of outstanding Awards and/or (ii) providing for the cancellation of Awards and their automatic conversion into the right to receive the securities, cash or other consideration that a holder of the shares underlying such Awards would have been entitled to receive upon consummation of such Change in Control had such shares been issued and outstanding immediately prior to the effective date and time of the Change in Control (net of the appropriate option exercise prices). If, pursuant to the foregoing provisions of this Section 7.2, this Plan and the Awards shall terminate by reason of the occurrence of a Change in Control without provision for any of the actions described in clause (a) or (b) hereof, then any Recipient holding outstanding Awards shall have the right, at such time immediately prior to the consummation of the Change in Control as the Board shall designate, to exercise the Recipient's Awards to the full extent not theretofore exercised, including any installments which have not yet become vested.

                                  ARTICLE VIII
                                  DEFINITIONS

     Capitalized terms used in this Plan and not otherwise defined shall have the meanings set forth below:

     "ADMINISTERING BODY" means the Board as long as no Committee has been appointed and is in effect and means the Committee as long as the Committee is appointed and in effect.

     "AFFILIATED ENTITY" means any Parent Corporation or Subsidiary Corporation.

     "APPLICABLE DIVIDEND PERIOD" means (i) the period between the date a Dividend Equivalent is granted and the date the related Stock Option, Stock Appreciation Right, or other Award is exercised, terminates, or is converted to Common Stock, or (ii) such other time as the ADMINISTERING BODY may specify in the written instrument evidencing the grant of the Dividend Equivalent.

     "AWARD" means any Stock Option, Performance Award, Restricted Stock, Stock Appreciation Right, Stock Payment, Stock Bonus, Stock Sale, Phantom Stock, Dividend Equivalent, or Other Stock-Based Benefit granted or sold to an Eligible Person under this Plan.

     "AWARD DOCUMENT" means the agreement or confirming memorandum setting forth the terms and conditions of an Award.

     "BOARD" means the Board of Directors of the Company.

     "CHANGE IN CONTROL" means the following and shall be deemed to occur if any of the following events occur:

          (a) Any Person becomes the beneficial owner (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of fifty percent (50%) or more of either the then outstanding shares of Common Stock or the combined voting power of the Company's then outstanding securities entitled to vote generally in the election of directors; or

          (b) Individuals who, as of the effective date hereof, constitute the Board of Directors of the Company (the "INCUMBENT BOARD") cease for any reason to constitute at least a majority of the Board of Directors of the Company, provided that any individual who becomes a director after the effective date hereof whose election, or nomination for election by the Company's stockholders, is approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered to be a member of the Incumbent Board unless that individual was nominated or elected by any Person having the power to exercise, through beneficial ownership, voting agreement and/or proxy, twenty percent (20%) or more of either the outstanding shares of Common Stock or the combined voting power of the Company's then outstanding voting securities entitled to vote generally in the election of directors, in which case that individual shall not be considered to be a member of the Incumbent Board unless such individual's election or nomination for election by the Company's stockholders is approved by a vote of at least two-thirds of the directors then comprising the Incumbent Board; or

          (c) Consummation by the Company of the sale or other disposition by the Company of all or substantially all of the Company's assets or a Reorganization of the Company with any other person, corporation or other entity, other than

             (i) a Reorganization that would result in the voting securities of the Company outstanding immediately prior thereto (or, in the case of a reorganization or merger or consolidation that is preceded or accomplished by an acquisition or series of related acquisitions by any Person, by tender or exchange offer or otherwise, of voting securities representing five percent (5%) or more of the combined voting power of all securities of the Company, immediately prior to such acquisition or the first acquisition in such series of acquisitions) continuing to represent, either by remaining outstanding or by being converted into voting securities of another entity, more than fifty percent (50%) of the combined voting power of the voting securities of the Company or such other entity outstanding immediately after such reorganization or merger or consolidation (or series of related transactions involving such a reorganization or merger or consolidation), or

             (ii) a Reorganization effected to implement a recapitalization or reincorporation of the Company (or similar transaction) that does not result in a material change in beneficial ownership of the voting securities of the Company or its successor; or

          (d) Approval by the stockholders of the Company or any order by a court of competent jurisdiction of a plan of liquidation of the Company.

     "COMMISSION" means the Securities and Exchange Commission.

     "COMMITTEE" means the committee appointed by the Board to administer this Plan pursuant to Section 4.1.

     "COMMON STOCK" means the common stock of the Company, as constituted on the Effective Date of this Plan, and as thereafter adjusted as a result of any one or more events requiring adjustment of outstanding Awards under Section 3.4.

     "COMPANY" means Quidel Corporation, a Delaware corporation.

     "DIVIDEND EQUIVALENT" means a right granted by the Company under Section
6.5 to a holder of a Stock Option, Stock Appreciation Right or other Award denominated in shares of Common Stock to receive from the Company during the Applicable Dividend Period payments equivalent to the amount of dividends payable to holders of the number of shares of Common Stock underlying such Stock Option, Stock Appreciation Right, or other Award.

     "EFFECTIVE DATE" means June 9, 1998, which is the date this Plan was adopted by the Board.

     "ELIGIBLE PERSON" shall include directors, officers, employees, consultants and advisors of the Company or of any Affiliated Entity.

     "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

     "EXCHANGE ACT" means the Securities Exchange Act of 1934, as amended.

     "EXPIRATION DATE" means the 10th anniversary of the Effective Date.

     "FAIR MARKET VALUE" of a share of the Company's capital stock as of a particular date shall be (i) if the stock is listed on an established stock exchange or exchanges (including for this purpose, the Nasdaq National Market), the closing sale price of the stock quoted for such date as reported in the Transactions Index of each such exchange, as published in The Wall Street Journal and determined by the Administering Body, or, if no sale price was quoted in any such Index for such date, then as of the next preceding date on which such a sale price was quoted; or (ii) if the stock is not then listed on an exchange or the Nasdaq National Market, the average of the closing bid and asked prices per share for the stock in the over-the-counter market as quoted on

The Nasdaq Small Cap Market on such date (in the case of (i) or (ii), subject to adjustment as and if necessary and appropriate to set an exercise price not less than 100% of the fair market value of the stock on the date an option is granted); or (iii) if the stock is not then listed on an exchange or quoted in the over-the-counter market, an amount determined in good faith by the Administering Body; provided, however, that (A) when appropriate, the Administering Body, in determining Fair Market Value of capital stock of the Company, may take into account such other factors as it may deem appropriate under the circumstances and (B) if the stock is traded on the Nasdaq Small Cap Market and both sales prices and bid and asked prices are quoted or available, the Administering Body may elect to determine Fair Market Value under either clause (i) or (ii) above. Notwithstanding the foregoing, the Fair Market Value of capital stock for purposes of grants of Incentive Stock Options shall be determined in compliance with applicable provisions of the IRC. The Fair Market Value of rights or property other than capital stock of the Company means the fair market value thereof as determined by the Committee on the basis of such factors as it may deem appropriate.

     "INCENTIVE STOCK OPTION" means a Stock Option that qualifies as an incentive stock option under Section 422 of the IRC, or any successor statute thereto.

     "IRC" means the Internal Revenue Code of 1986, as amended.

     "JUST CAUSE DISMISSAL" means a termination of a Recipient's employment for any of the following reasons: (i) the Recipient violates any reasonable rule or regulation of the Board, the Company's Chief Executive Officer or the Recipient's superiors that results in damage to the Company or which, after written notice to do so, the Recipient fails to correct within a reasonable time; (ii) any willful misconduct or gross negligence by the Recipient in the responsibilities assigned to the Recipient; (iii) any willful failure to perform the Recipient's job as required to meet Company objectives; (iv) any wrongful conduct of a Recipient that has an adverse impact on the Company or that constitutes a misappropriation of Company assets; (v) the Recipient's performing services for any other person or entity that competes with the Company while the Recipient is employed by the Company, without the written approval of the Chief Executive Officer of the Company; or (vi) any other conduct that the Administering Body determines constitutes Just Cause for Dismissal; provided, however, that if a Recipient is party to an employment agreement with the Company providing for just cause dismissal (or some comparable notion) of Recipient from Recipient's employment with the Company, "Just Cause Dismissal" for purposes of this Plan shall have the same meaning as ascribed thereto or to such comparable notion in such employment agreement.

     "NONEMPLOYEE DIRECTOR" means any director of the Company who qualifies as a "non-employee director" within the meaning of Rule 16b-3.

     "NONQUALIFIED STOCK OPTION" means a Stock Option that is not an Incentive Stock Option.

     "OTHER STOCK-BASED BENEFITS" means an Award granted under Section 6.9 of this Plan.

     "OUTSIDE DIRECTOR" means an "outside director" as defined in the Treasury regulations adopted under Section 162(m) of the IRC.

     "PARENT CORPORATION" means any Parent Corporation as defined in Section 424(e) of the IRC.

     "PAYMENT EVENT" means the event or events giving rise to the right to payment of a Performance Award.

     "PERFORMANCE-BASED COMPENSATION" means performance-based compensation as described in Section 162(m) of the IRC. If the amount of compensation an Eligible Person will receive under any Award is not based solely on an increase in the value of Common Stock after the date of grant or award, the Committee, in order to qualify an Award as performance-based compensation under Section 162(m) of the IRC, can condition the grant, award, vesting, or exercisability of such an Award on the attainment of a preestablished, objective performance goal. For this purpose, a preestablished, objective performance goal may include one or more of the following performance criteria: (a) cash flow, (b) earnings per share (including earning before interest, taxes, depreciation and amortization),
(c) return on equity, (d) total stockholder return, (e) return on capital, (f) return on assets or net assets, (g) income or net income, (h) operating income or net operating income, (i) operating margin, (j) return on operating revenue, and (k) any other similar performance criteria.

     "PERMANENT DISABILITY" means that the Recipient becomes physically or mentally incapacitated or disabled so that the Recipient is unable to perform substantially the same services as the Recipient performed prior to incurring such incapacity or disability (the Company, at its option and expense, being entitled to retain a physician to confirm the existence of such incapacity or disability, and the determination of such physician to be binding upon the Company and the Recipient), and such incapacity or disability continues for a period of three consecutive months or six months in any 12-month period or such other period(s) as may be determined by the Committee with respect to any Award, provided that for purposes of determining the period during which an Incentive Stock Option may be exercised pursuant to Section 5.13(ii) hereof, Permanent Disability means "permanent and total disability" as defined in Section 22(e) of the IRC.

     "PERSON" means any person, entity or group, within the meaning of Section 13(d) or 14(d) of the Exchange Act, but excluding (i) the Company and its subsidiaries, (ii) any employee stock ownership or other employee benefit plan maintained by the Company that is qualified under ERISA and (iii) an underwriter or underwriting syndicate that has acquired the Company's securities solely in connection with a public offering thereof.

     "PHANTOM STOCK" means an Award granted under Section 6.8 of this Plan.

     "PLAN" means this 1998 Stock Incentive Plan of the Company.

     "PLAN TERM" means the period during which this Plan remains in effect (commencing the Effective Date and ending on the Expiration Date).

     "PURCHASE PRICE" means the purchase price (if any) to be paid by a Recipient for Restricted Stock as determined by the Committee (which price shall be at least equal to the minimum price required under applicable laws and regulations for the issuance of Common Stock which is nontransferable and subject to a substantial risk of forfeiture until specific conditions are met).

     "RECIPIENT" means an Eligible Person who has received an Award under this Plan.

     "REORGANIZATION" means any merger, consolidation or other reorganization.

     "RESTRICTED STOCK" means Common Stock that is the subject of an Award made under Section 6.2 and that is nontransferable and subject to a substantial risk of forfeiture until specific conditions are met, as set forth in this Plan and in any statement evidencing the grant of such Award.

     "RULE 16B-3" means Rule 16b-3 under the Exchange Act.

     "SECURITIES ACT" means the Securities Act of 1933, as amended.

     "SIGNIFICANT STOCKHOLDER" is an individual who, at the time a Stock Option is granted to such individual under this Plan, owns more than ten percent (10%) of the combined voting power of all classes of stock of the Company or of any Parent Corporation or Subsidiary Corporation (after application of the attribution rules set forth in Section 424(d) of the IRC).

     "STOCK APPRECIATION RIGHT" means a right granted under Section 6.3 to receive a payment that is measured with reference to the amount by which the Fair Market Value of a specified number of shares of Common Stock appreciates from a specified date, such as the date of grant of the Stock Appreciation Right, to the date of exercise.

     "STOCK BONUS" means an issuance or delivery of unrestricted or restricted shares of Common Stock under Section 6.6 of this Plan as a bonus for services rendered or for any other valid consideration under applicable law.

     "STOCK PAYMENT" means a payment in shares of the Company's Common Stock to replace all or any portion of the compensation (other than base salary) that would otherwise become payable to a Recipient.

     "STOCK OPTION" means a right to purchase stock of the Company granted under
Section 6.1 of this Plan.

     "STOCK SALE" means a sale of Common Stock to an Eligible Person under
Section 6.7 of this Plan.

     "SUBSIDIARY CORPORATION" means any Subsidiary Corporation as defined in
Section 424(f) of the IRC.

                               QUIDEL CORPORATION

           ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON JULY 28, 1998

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS


     The undersigned Stockholder of QUIDEL CORPORATION, a Delaware corporation, hereby acknowledges receipt of the Notice of Annual Meeting of Stockholders and Proxy Statement for the Annual Meeting to be held on July 28, 1998 at 10:00 a.m., at the Wyndham Garden Hotel, 5975 Lusk Boulevard, San Diego, California 92121, and hereby appoints Richard C.E. Morgan and Steven C. Burke, and each of them, proxies and attorneys-in-fact, each with full power of substitution and revocation, and each with all powers that the undersigned would possess if personally present, to vote QUIDEL CORPORATION Common Stock held by the undersigned at such meeting and any postponements or adjournments of such meeting, as set forth on the reverse, and in their discretion upon any other business that may properly come before the meeting.


                 IMPORTANT: SIGNATURE REQUIRED ON REVERSE SIDE

                        Please date, sign and mail your
                      proxy card back as soon as possible!

                         Annual Meeting of Stockholders
                               QUIDEL CORPORATION

                                 July 28, 1998


                Please Detach and Mail in the Envelope Provided


A  [X] Please mark your
       votes as in this
       example.


                                                FOR all nominees listed      WITHHOLD authority
                                                  at right (except as          to vote for all
                                                      (indicated)              nominees listed
                                                                                  at right

1. To elect seven directors to serve for                  [  ]                      [  ]             Nominees:
   the ensuring year and until their                                                                    Richard C.E. Morgan
   successors are elected.                                                                              Thomas A. Glaze
                                                                                                        John D. Diekman, Ph.D.
If you wish to withhold authority to vote                                                               Mary Lake Polan, M.D., Ph.D.
for any nominees, draw a line through                                                                   Faye Waitleton
that nominees name listed at right.                                                                     Margaret G. McGlynn, R.Ph.
                                                                                                        Andre' de Bruin


                                                                                           FOR            AGAINST          ABSTAIN
2. To consider and vote upon a proposal to approve as amendment to the Company's           [  ]             [  ]             [  ]
   1983 Employee Stock Purchase Plan to increase by 100,000 shares (subject to antidilution adjustments specified in the plan) the total number of shares of the Company's Common Stock reserved for issuance under the plan.

3. To consider and vote upon a proposal to approve an amendment to the Company's           [  ]             [  ]             [  ]
   1995 Non-Employee Directors Stock Option Plan to increase by 80,000 shares
   (subject to antidilution adjustments specified in the plan) the total number of shares of the Company's Common Stock reserved for issuance under the plan.

4. To consider and vote upon a proposal to approve the adoption of the Quidel              [  ]             [  ]             [  ]
   Corporation 1998 Stock Incentive Plan. The 1998 Stock Incentive Plan will authorize and reserve for issuance 3,000,000 shares of the Company's Common
   Stock (subject to antidilution adjustments specified in the plan) for issuance under the plan.

5. To ratify the selection of Ernst & Young LLP as independent auditors for the            [  ]             [  ]             [  ]
   Company for the fiscal year ending March 31, 1999.

6. To transact such other business as may properly come before the meeting or any adjournments or postponements thereof.


             PLEASE VOTE, SIGN, DATE AND PROMPTLY RETURN THIS CARD


Signature(s): ____________________________________________ Date: _______________

NOTE: This Proxy should be dated, signed by the stockholder(s) exactly as his or her name(s) appear hereon and returned promptly in the enclosed envelope. Persons signing in a fiduciary capacity should so indicate. If shares are held by joint tenants or as community property, both should sign.